                            ASSET PURCHASE AGREEMENT

                                      AMONG

                               INTERACTIVE8, INC.,


                         LUMINANT WORLDWIDE CORPORATION,


                        NEW YORK CONSULTING PARTNERS, LLC


                                       AND


                THE MEMBERS OF NEW YORK CONSULTING PARTNERS, LLC


                            DATED AS OF MAY 31, 2000

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----

ARTICLE I  DEFINITIONS.......................................................................2

             SECTION  1.01  DEFINITIONS......................................................2
             SECTION  1.02  OTHER TERMS......................................................7

ARTICLE II  ASSET PURCHASE AND RELATED MATTERS...............................................9

             SECTION  2.01  AGREEMENT TO SELL AND PURCHASE; INSTRUMENTS OF TRANSFER..........9
             SECTION  2.02  PURCHASED ASSETS AND EXCLUDED ASSETS............................10
             SECTION  2.03  ASSUMED LIABILITIES AND EXCLUDED LIABILITIES....................10
             SECTION  2.04  TAXES...........................................................10
             SECTION  2.05  PURCHASE PRICE; CERTAIN TERMS REGARDING SHARES..................10
             SECTION  2.06  PURCHASE PRICE ADJUSTMENTS......................................11
             SECTION  2.07  INSTALLMENT SHARES..............................................15
             SECTION  2.08  ESCROW SHARES...................................................20
             SECTION  2.09  CONTINGENT PAYMENTS.............................................21
             SECTION  2.10  DISPUTES........................................................22

ARTICLE III  CLOSING........................................................................24

             SECTION  3.01  LOCATION AND DATE...............................................24
             SECTION  3.02  DELIVERIES AT THE CLOSING. AT THE CLOSING:......................24
             SECTION  3.03  ALLOCATION......................................................24

ARTICLE IV  REPRESENTATIONS AND WARRANTIES..................................................25

             SECTION  4.01  REPRESENTATIONS AND WARRANTIES OF THE SELLER....................25
             SECTION  4.02  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS...................38
             SECTION  4.03  REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE MEMBERS
             TO LUMINANT....................................................................39
             SECTION  4.04  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................40
             SECTION  4.05  REPRESENTATIONS AND WARRANTIES OF LUMINANT......................41

ARTICLE V  COVENANTS........................................................................44

             SECTION  5.01  ACCESS TO INFORMATION...........................................44
             SECTION  5.02  NON-DISCLOSURE; CONFIDENTIALITY; PUBLICITY......................45
             SECTION  5.03  CONDUCT OF BUSINESS PENDING CLOSING.............................46
             SECTION  5.04  PROHIBITED ACTIVITIES...........................................47

                                       i


             SECTION  5.05  EXCLUSIVITY.....................................................48
             SECTION  5.06  NOTIFICATION OF CERTAIN MATTERS.................................48
             SECTION  5.07  RESTRICTIONS....................................................49
             SECTION  5.08  FURTHER ASSURANCES..............................................50
             SECTION  5.09  [RESERVED]......................................................50
             SECTION  5.10  Non-Competition or Non-Disclosure Agreements or Covenants
             Binding on Employees or Independent Contractors of the Seller..................50
             SECTION  5.11  CONTRACTS IN PROGRESS...........................................50
             SECTION  5.12  TRADEMARK; USE OF NAME..........................................51
             SECTION  5.13  FIRPTA COMPLIANCE...............................................51
             SECTION  5.14  RESERVE FOR CERTAIN LIABILITIES.................................51
             SECTION  5.15  [RESERVED]......................................................51
             SECTION  5.16  STOCK EXCHANGE LISTING..........................................52
             SECTION  5.17  BOOKS AND RECORDS...............................................52
             SECTION  5.18  EMPLOYMENT MATTERS..............................................52
             SECTION  5.19  HEDGE TRANSACTION...............................................53
             SECTION  5.20  REPORTS UNDER EXCHANGE ACT......................................53
             SECTION  5.21  TAX COOPERATION.................................................53
             SECTION  5.22  LEASES..........................................................54
             SECTION  5.23  VISA APPLICATIONS...............................................54

ARTICLE VI  CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE....................................54

             SECTION  6.01  CONDITIONS TO CLOSING OBLIGATIONS OF THE PURCHASER AND
             LUMINANT.......................................................................54
             SECTION  6.02  CONDITIONS TO CLOSING OBLIGATIONS OF THE SELLER AND MEMBERS.....55

ARTICLE VII  INDEMNIFICATION................................................................57

             SECTION  7.01  GENERAL INDEMNIFICATION BY THE SELLER AND THE MEMBERS...........57
             SECTION  7.02  INDEMNIFICATION BY LUMINANT.....................................58
             SECTION  7.03  DEFENSE.........................................................59
             SECTION  7.04  INDEMNIFICATION PROCEDURES--THIRD PARTY CLAIMS..................59
             SECTION  7.05  INDEMNIFICATION PROCEDURE--OTHER CLAIMS.........................60
             SECTION  7.06  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS...........61
             SECTION  7.07  LIMITATION AND EXPIRATION.......................................61
             SECTION  7.08  REMEDIES........................................................62
             SECTION  7.09  REDUCTION OF DAMAGES............................................62
             SECTION  7.10  SUBROGATION.....................................................63
             SECTION  7.11  RIGHT TO SET OFF................................................63
             SECTION  7.12  [RESERVED]......................................................63
             SECTION  7.13  INDEMNIFICATION PAYMENT AS PURCHASE PRICE ADJUSTMENT............63

                                    ii


ARTICLE VIIIREGISTRATION RIGHTS.............................................................63

             SECTION  8.01  SHELF REGISTRATION..............................................63
             SECTION  8.02  PIGGYBACK REGISTRATION RIGHTS...................................63
             SECTION  8.03  REGISTRATION EXPENSES...........................................64
             SECTION  8.04  UNDERWRITING AGREEMENT..........................................64
             SECTION  8.05  AVAILABILITY OF RULE 144........................................65
             SECTION  8.06  MARKET STANDOFF.................................................65

ARTICLE IX[RESERVED]........................................................................65

ARTICLE X  NON-COMPETITION..................................................................65

             SECTION  10.01  PROHIBITED ACTIVITIES..........................................65
             SECTION  10.02  DAMAGES........................................................66
             SECTION  10.03  REASONABLE RESTRAINT...........................................66
             SECTION  10.04  SEVERABILITY; REFORMATION......................................66
             SECTION  10.05  INDEPENDENT COVENANT...........................................66
             SECTION  10.06  MATERIALITY....................................................67

ARTICLE XIMISCELLANEOUS.....................................................................67

             SECTION  11.01  SEVERABILITY...................................................67
             SECTION  11.02  SPECIFIC ENFORCEMENT...........................................67
             SECTION  11.03  ENTIRE AGREEMENT...............................................67
             SECTION  11.04  COUNTERPARTS...................................................67
             SECTION  11.05  NOTICES........................................................67
             SECTION  11.06  AMENDMENTS.....................................................69
             SECTION  11.07  SUCCESSORS AND ASSIGNS.........................................69
             SECTION  11.08  EXPENSES AND REMEDIES..........................................69
             SECTION  11.09  GOVERNING LAW; CONSENT TO JURISDICTION.........................70
             SECTION  11.10  THIRD PARTY BENEFICIARIES......................................70
             SECTION  11.11  MUTUAL DRAFTING................................................70
             SECTION  11.12  FURTHER REPRESENTATIONS........................................70
             SECTION  11.13  Members' REPRESENTATIVE........................................70
             SECTION  11.14  BULK TRANSFER LAW..............................................71
             SECTION  11.15  GENDER AND NUMBER..............................................71
             SECTION  11.16  ARBITRATION....................................................71


EXHIBITS

Exhibit A--Blanket Conveyance, General Assignment and Bill of Sale

Exhibit B--Assumption of Liabilities Agreement
Exhibit C--[Reserved]
Exhibit D--Investor Questionnaires
Exhibit E--FIRPTA Certificates
Exhibit F--Escrow Agreement

Schedules

2.01             Permitted Liens
2.02             Purchased Assets and Excluded Assets
2.03             Assumed Liabilities and Excluded Liabilities
2.03(3)          Bonus and Vacation Time Liabilities Assumed by the Purchaser
2.06             Percentage Interests of Each Member in Share Consideration
2.09             Contingent Arrangements
4.01(a)          Jurisdictions in Which Seller is Qualified to do Business
4.01(c)(ii)      Seller and Member Required Third Party Consents
4.01(e)          Seller Financial Statements
4.01(f)(1)       Seller Contingent Liabilities
4.01(f)(2)       Seller Plans and Projects
4.01(h)          Seller Powers of Attorney
4.01(i)(1)       Seller Accounts and Notes Receivable as of May 31, 2000
4.01(i)(2)       Seller Accounts and Notes Receivable as of a Date Two Days
                 Prior to Closing
4.01(k)          Seller Real Property and Leases
4.01(l)          Seller Personal Property
4.01(m)          Seller Intellectual Property
4.01(n)          Seller Customers
4.01(o)          Seller Contracts and Commitments
4.01(q)          Insurance
4.01(u)(i)/(iii) Benefit Plans, Benefit Arrangements and Qualified Plans
4.01(w)          Claims and Litigation
4.01(z)          Absence of Changes
4.01(cc)         Certain Business Relationships With Affiliates
4.01(ee)         Seller Legal Names, Trade Names and Fictitious Names
4.01(ff)         Locations of Chief Executive Office of Seller and Purchased
                 Assets
4.02(c)          Member Power of Attorneys
5.18(a)          Option Grants to Employees of the Seller
5.18(b)          Employees to Receive Offers; Salary
5.18(c)          Educational Assistance Provided to Employees of the Seller and
                 Assumed by the Purchaser
5.23             Visa Applications
6.01(e)          Employment Agreements With Members

                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 31st day of May 2000 (this "Agreement"), by and among InterActive8, Inc., a New York corporation (the "Purchaser"), Luminant Worldwide Corporation, a Delaware corporation ("Luminant"), New York Consulting Partners, LLC, a limited liability company organized under the New York Limited Liability Company Law (the "Seller"), and Elizabeth Haas-Edersheim (as a Member and in her capacity as the Members' Representative (as defined in Section 11.13 hereof)), the Elizabeth A. H. Edersheim Year 2000 Family Trust, Robert Allen, Gary Badrick, Joan Wilson and Frank Seldin (each a "Member" and collectively, the "Members"), except that for the purposes of Article II of this Agreement or as specified herein Elizabeth Haas-Edersheim and the Elizabeth A. H. Edersheim Year 2000 Family Trust shall be deemed to be one and the same Member.

                                 R E C I T A L S

               WHEREAS, the Purchaser is a wholly-owned subsidiary of Luminant engaged primarily in the business of providing consulting and development services to Internet businesses; and

               WHEREAS, the Seller is engaged primarily in the business of providing consulting and development services to businesses (the "Business"); and

               WHEREAS, the Members are all the members of the Seller and own all the outstanding membership interests in the Seller;

               WHEREAS, Luminant is a public company whose common stock, par value $.01 per share ("Common Stock"), is traded on the NASDAQ National Market and is primarily in the business of providing consulting and development services to businesses operating in the Internet through its operating subsidiaries; and

               WHEREAS, the Purchaser proposes to acquire the Purchased Assets from the Seller on the terms and conditions set forth in this Agreement; and

               WHEREAS, the Seller desires to transfer, sell and assign to the Purchaser the Purchased Assets; and

               WHEREAS, the Purchaser proposes to enter into the Transaction Documents with the Seller and the Members, as applicable, as contemplated in this Agreement; and

               WHEREAS, the Seller and the Members desire to enter into the applicable Transaction Documents with the Purchaser.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01 DEFINITIONS. The terms defined in this Article I, whenever used in this Agreement, shall have the following meanings for all purposes of this
Agreement:

(a) "ACCOUNTS RECEIVABLE" means all uncollected accounts and billings for services performed, or products sold, in connection with the Business or with the conduct of the Seller or its employees, consultants, agents and the Members in connection with the Business, excluding Contingent Fees which shall be treated in accordance with Section 2.09.

(b)     "AFFILIATE" has the meaning set forth in Rule 12b-2 under the Exchange
        Act.

(c) "BENEFIT ARRANGEMENT" means any benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits (other than merely as salary or under a Benefit Plan), as compensation for services rendered, to present or former directors, employees, agents, members or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or pay policies, executive or incentive compensation programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, tuition reimbursement or scholarship programs, employee discount programs, any plans subject to
        Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof now or previously sponsored, maintained or contributed to or required to be contributed to by the Seller or any ERISA Affiliate, for the benefit of any present or former employees, members, directors or consultants of the Seller.

(d) "BENEFIT PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA sponsored, maintained or contributed to or required to be contributed to by the Seller or any ERISA Affiliate, for the benefit of any present or former officers, employees, members or consultants of the Seller.

(e) "BILLABLE VALUE" means, with respect to any customer or client engagement of Luminant or any of its Subsidiaries: (A) the aggregate amount, excluding expenses incurred to perform services which are reimbursable by any customer or client, provided that Luminant or its Subsidiary shall be entitled to bill such client or customer and recognize and report such amounts as revenues in accordance with GAAP, of: (1) in the case of an Hourly Fee Arrangement, the Hourly Fees; or
        (2) in the case of a Fixed Fee Arrangement, the Fixed Fees; or (3) in the case of a Contingent Fee Arrangement, the Contingent Fee Amount; excluding in each case (B) any Contingent Fees which shall be treated in accordance with Section 2.09.

(f) "BOARD" means the Boards of Directors of the Purchaser or Luminant, as the case may be, as identified in this Agreement.

(g)     "BUSINESS" is defined in the Recitals to this Agreement.

(h) "BUSINESS DAY" has the meaning specified in Rule 14d-1(g)(3) of the Exchange Act.

(i) "CHANGE OF CONTROL" means the occurrence of any one or more of the following events: (i) sale of all or substantially all of the assets of Luminant to one or more Persons in a single transaction or series of related transactions; (ii) a Person (other than an Excluded Owner) acquires or attains ownership of, or the right to vote, more than 50% of the undiluted total voting power of Luminant's then-outstanding securities eligible to vote to elect members of its Board; or (iii) completion of a merger or consolidation of Luminant with or into any other Person (other than an Excluded Owner) UNLESS the holders of Luminant voting securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under any Benefit Plan of Luminant or any of its Subsidiaries, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either Luminant or the other surviving entity or its ultimate parent.

(j)     "CODE" is the federal Internal Revenue Code of 1986, as amended.

(k) "COLLAR" shall mean a hedging arrangement entered into between the Seller and/or any of the Members with a Person whereby:

         (i) the Seller and/or such Member/s, as the case may be, shall have the option to put or sell a number of the Initial Shares (not to exceed 200,000 of the Initial Shares) to such Person on a date no earlier than the date which is six (6) months after the Closing Date at a price agreed to by the Seller and/or such Member/s, as the case may be, and such Person, and

         (ii) such Person shall have the option to call or buy a number of the Initial Shares (not to exceed 200,000 of the Initial Shares) from the Seller and/or such Member/s, as the case may be, on a date no earlier than the date which is six (6) months after the Closing Date at a price to be agreed to by the Seller and/or such Member/s, as the case may be, and such Person.

(l)     "COMMON STOCK" is defined in the Recitals to this Agreement.

(m) "COMPETING BUSINESS" means any service or product of any Person other than Luminant and its successors, assigns, or Subsidiaries that competes with any service or product provided by Luminant and its successors, assigns, or Subsidiaries during the Restricted Period, including, but not limited to, any Person engaged in the formation or operation of internet professional services firms that provide strategic, interactive design and technical business services, information technology and interactive business consulting, and other related services to assist clients in integrating and maintaining their electronic commerce capabilities.

(n) "CONTINGENT FEE AMOUNT" means with respect to any customer or client engagement, the amount by which (A) the aggregate revenues for a specified time period, exceeds (B) the aggregate Fixed Fees or Hourly Fees, as the case may be, for that same time period; provided that Luminant or its Subsidiary shall be entitled to bill such client or customer and recognize and report such amounts as revenues in accordance with GAAP.

(o) "CONTINGENT FEE ARRANGEMENT" means any customer or client engagement whereby Luminant or any of its Subsidiaries receives Contingent Fee Amount.

(p) "DISPUTE RESOLUTION PERIOD" means the period beginning on the date that any required notice or notification pursuant to any applicable Section of this Agreement shall have been provided by the party required to give such notice or notification to the Person entitled to receive such notice or notification and ending on the date on which the matter to which such notice or notification relates becomes final and binding in accordance with the terms of Section 2.10 or Section 11.16, as applicable.

(q) "ENTERPRISE STRATEGY GROUP" means the enterprise strategy group of the Purchaser, Luminant or any Subsidiary thereof or any successor Person performing comparable services to those performed by the enterprise strategy group as it is currently operating.

(r) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

(s) "ERISA AFFILIATE" means any person or entity that, together with the entity referenced and at the relevant time, would be treated as a single employer under Code Section 414 or ERISA Section 4001 (including any entities excluded from the definition because they are not subject to U.S. jurisdiction) and any general partnership of which such entity is or has been a general partner.

(t) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

(u)     "EXCLUDED ASSETS" is defined in Schedule 2.02.

(v)     "EXCLUDED LIABILITIES" is defined in Schedule 2.03.

(w) "EXCLUDED OWNER" consists of Luminant, any Luminant Subsidiary, any Benefit Plan of Luminant or any of its Subsidiaries, or any underwriter temporarily holding securities for an offering of such securities.

(x) "FAIR MARKET VALUE" means with respect to a share of Common Stock listed on a national securities exchange or quoted on The NASDAQ Stock Market, Inc. ("NASDAQ") National Market, the average of the daily closing prices on the NASDAQ National Market (or the principal exchange or automated trading system on which such security may be listed or may trade) for the twenty (20) consecutive trading days ending June 20,

        2000, except that, if the average daily closing prices for the five (5) consecutive trading days ending June 20, 2000 shall fluctuate (in any direction) by more than 50% from the twenty (20) day average daily closing price, the Fair Market Value shall be the average daily closing price for the ten (10) consecutive trading days ending June 20, 2000. The closing price for each trading day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the NASDAQ National Market (or such principal exchange or market) or a similar source selected from time to time by Luminant for quotation of its Common Stock.

(y) "FIXED FEES" mean with respect to any customer or client engagement of Luminant or any of its Subsidiaries, the fixed amount that Luminant or any of its Subsidiaries earns during a specified time period or for delivery or completion of a specified work product or service pursuant to the terms of that engagement; provided that Luminant or any of its Subsidiaries shall be entitled to bill such client or customer and recognize and report such amounts as revenues in accordance with GAAP.

(z) "FIXED FEE ARRANGEMENT" means any customer or client engagement whereby Luminant or any of its Subsidiaries is compensated based on Fixed Fees.

(aa) "FOUNDING STOCKHOLDERS" means the former stockholders, partners or members of Brand Dialogue-New York, Free Range Media, Inc., Integrated Consulting, Inc. d/b/a i.con interactive, InterActive8, Inc., Multimedia Resources LLC, Potomac Partners Management Consulting, LLC, RSI Group, Inc.

(bb) "GAAP" means United States generally accepted accounting principles in effect from time to time.

(cc) "GOVERNMENTAL ENTITY" means any foreign, federal, state, or local court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority.

(dd) "HOURLY FEES" mean with respect to any customer or client engagement of Luminant or any of its Subsidiaries, the aggregate gross monetary value (based on the prevailing billable rates set by Luminant or any of its Subsidiaries, from time to time, during a specified period) for the hours (or fractions thereof) actually reported by applicable Persons during any specified time period as time spent on actual work performed on such engagement; provided that Luminant or any of its Subsidiaries shall be entitled to bill such client or customer and recognize and report such amounts as revenues in accordance with GAAP.

(ee) "HOURLY FEE ARRANGEMENT" means any customer or client engagement whereby Luminant or any of its Subsidiaries is compensated based on Hourly Fees.

(ff) "INTELLECTUAL PROPERTY" means trademarks, trade names, trade dress, service marks, copyrights, Internet domain names, and general intangibles of like nature, together with all goodwill (including registrations and applications to register any of the foregoing), patents and patent applications, trade secrets, inventions, improvements, practices, processes, formulas, designs, know-how, confidential business or technical information, computer software, firmware, data and documentation, licenses of or agreements relating to any of the foregoing (in any medium including electronic media).

(gg)    "LUMINANT" is defined in the introductory paragraph of this Agreement.

(hh)    "MARKET AREA"  consists of the United States and Canada.

(ii) "MATERIAL ADVERSE EFFECT" on or with respect to a Person (or group of Persons taken as a whole) means any state of facts, event or effect that individually (or in the aggregate with all other states of facts, events and effects) has resulted in, or would reasonably be expected to result in, a material adverse change in the business, properties, customer or client relationships, results of operations or financial condition of such Person (or, if applicable, of such group of Persons taken as a whole), or on the ability of such Person (or group of Persons taken as a whole) to consummate the transactions contemplated hereby or to perform its obligations under the Transaction Documents to which it is or will be a party or by which it or its properties or assets is or will be bound.

(jj)    "MEMBER" is defined in the introductory paragraph of this Agreement.

(kk)    "MULTIEMPLOYER PLAN" means any plan described in ERISA Section 3(37).

(ll)    "PENSION PLAN" means any plan subject to Code Section 412 or ERISA
        Section 302 or Title IV (excluding any Multiemployer Plan) or any comparable benefit plan not covered by ERISA.

(mm) "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, a Government Entity or any other organization or entity.

(nn)    "PURCHASER" is defined in the introductory paragraph of this Agreement.

(oo) "QUALIFIED PLAN" means any Benefit Plan intended to meet the requirements of Section 401(a) of the Code, including any previously terminated plan.

(pp)    "RELATED EMPLOYER" means the Seller and every ERISA Affiliate.

(qq) "RESTRICTED PERIOD" means the period commencing on the Closing Date and continuing for a period ending five (5) years thereafter.

(rr) "SEC" means the Securities and Exchange Commission or any successor Governmental Entity.

(ss)    "SECOND QUARTER" means the second calendar quarter ending June 30, 2000.

(tt) "SECOND QUARTER REVENUE" means (A) revenues ((1) excluding expenses incurred to perform services which are reimbursable by any customer or client, and (2) including those expenses billed to any customer or client associated with the provision of communications resource services by Joan Wilson and/or other employees of the Seller who provided such services prior to the Closing and who provide such services as employees of the Purchaser, Luminant or any of its Subsidiaries after the Closing) of the Seller earned during the period commencing on April 1, 2000 and through the day prior to Closing, as recorded for financial statement purposes in accordance with GAAP by the Seller, plus (B) revenues ((1) excluding all expenses incurred to perform services which are reimbursable by any customer or client, and
        (2) including only those expenses billed to Customers associated with the provision of communications resource services by Joan Wilson and other employees of the Seller who provided such services prior to the Closing and who provide such services as employees of the Purchaser, Luminant or any of its Subsidiaries after the Closing) for services provided to Customers of the Seller as set forth on Schedule 4.01(n) commencing on the Closing Date through June 30, 2000, as recorded for financial statement purposes in accordance with GAAP by Luminant, MINUS (C) receivables for such revenues earned during the Second Quarter written-off during or after such quarter as well as other expense adjustments all in accordance with GAAP, in each case as recorded in accordance with GAAP, MINUS (D) all Contingent Fees, if any, which shall be treated in accordance with Section 2.09.

(uu) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor Federal statute.

(vv)    "SELLER" is defined in the introductory paragraph to this Agreement.

(ww) "SHARES" means the Share Consideration, Installment Shares and Earn-Out Shares.

(xx) "SUBSIDIARY" means, with respect to any Person; any corporation, limited or general partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, or other entity analogous to any of the foregoing of which a majority of the equity ownership (whether voting stock or comparable interest) is, at the time, owned directly or indirectly by such Person.

(yy)    "TRANSACTION DOCUMENTS" means the Employment Agreements attached as
        Schedule 6.01(e), the Blanket Conveyance, General Assignment and Bill of Sale attached as Exhibit A, the Assumption of Liabilities Agreement attached as Exhibit B, the Investor Questionnaires attached as Exhibit D, the FIRPTA Certificates for the Seller and each Member in the forms of the Certification of Non-Foreign Status Entity Transferor and Certification of Non-Foreign Status Individual Transferor in the forms hereto as Exhibit E and the Escrow Agreement attached hereto as Exhibit F and any other agreements entered into pursuant hereto.

(zz) "TRANSFER AGENT" means American Stock Transfer & Trust Company or any successor thereto or replacement thereof from time to time.

SECTION 1.02 OTHER TERMS. Each of the following terms is defined in the Section set forth opposite such term:

         TERM                                                    SECTION

         "ACCOUNTING FIRM"                                       2.10(a)(ii)
         "ADDITIONAL PURCHASE PRICE REDUCTION"                   2.06(a)(v)
         "ALLOCATION SCHEDULE"                                   3.03
         "ASSUMED LIABILITIES"                                   2.03
         "BALANCE SHEET DATE"                                    4.01(e)
         "CASH CONSIDERATION"                                    2.05(b)(i)
         "CHANGE OF CONTROL CONSIDERATION"                       2.07(a)(i)
         "Claim"                                                 7.04
         "CLOSING"                                               3.01
         "CLOSING DATE"                                          3.01
         "COBRA"                                                 4.01(u)(ii)5)
         "CONFIDENTIAL INFORMATION"                              5.02(a)
         "CONTINGENT CONTRACT"                                   2.09(a)
         "CONTINGENT CUSTOMER"                                   2.09(a)
         "CONTINGENT FEES"                                       2.09(a)
         "CONTRACT"                                              4.01(o)
         "CONTRACTS IN PROGRESS"                                 4.01(o)(vii)
         "CONTROL INSTALLMENT AMOUNT"                            2.07(a)(i)
         "CUSTOMERS"                                             4.01(n)
         "DAMAGES"                                               7.01
         "DEFENSE COUNSEL"                                       7.04(b)
         "DEFENSE NOTICE"                                        7.04(b)
         "DISCLOSING PARTY"                                      5.02(a)
         "EARN-OUT SHARE AGENT"                                  2.06(f)(iv)
         "EARN-OUT SHARES"                                       2.05(d)
         "ESCROWED SHARES"                                       2.08(a)
         "ESCROW AGENT"                                          2.08(a)(ii)
         "ESCROW AGREEMENT"                                      2.08(a)
         "FILED LUMINANT SEC DOCUMENTS"                          4.05(f)
         "FIRST INSTALLMENT PERIOD"                              2.07(a)(iii)
         "FINANCIALS"                                            4.01(e)
         "FIRPTA CERTIFICATES"                                   5.13
         "GOVERNMENTAL ENTITY"                                   4.01(c)(ii)
         "INDEMNIFICATION THRESHOLD"                             7.07(a)
         "INDEMNIFIED PARTY OR PARTIES"                          7.04(a)
         "INDEMNIFYING PARTY OR PARTIES"                         7.04(a)
         "INSTALLMENT SHARE AGENT"                               2.07(d)(iv)
         "INSTALLMENT SHARES"                                    2.07
         "INTERIM BALANCE SHEET"                                 4.01(e)
         "INTERIM FINANCIALS"                                    4.01(e)
         "INSTALLMENT PERIOD"                                    2.07(a)(iii)
         "IRS"                                                   4.01(u)(ii)1)
         "LIEN"                                                  4.01(c)(i)
         "LOGO"                                                  5.12(a)

         "LUMINANT INDEMNIFIED PARTY OR PARTIES"                 7.01
         "LUMINANT INDEMNIFYING PARTY OR PARTIES"                7.02
         "LUMINANT PERSONNEL"                                    2.09(a)(i)
         "MAY BALANCE SHEET"                                     4.01(e)
         "MAY FINANCIAL STATEMENTS"                              4.01(e)
         "MBE"                                                   4.01(o)(v)
         "MEMBERS' REPRESENTATIVE"                               11.13
         "OPERATING AGREEMENT"                                   4.01(a)
         "PARTNER"                                               2.07(b)(i)
         "PERCENTAGE INTERESTS"                                  2.06(g)
         "PERMIT"                                                4.01(c)(i)
         "PERMITTED LIENS"                                       2.01
         "PREPAID EXPENSES"                                      2.06(k)
         "PURCHASED ASSETS"                                      2.02
         "PURCHASE PRICE"                                        2.05(a)
         "PURCHASE PRICE INCREASE"                               2.06(a)(iv)
         "PURCHASE PRICE REDUCTION"                              2.06(a)(iii)
         "RECEIVING PARTY"                                       5.02(a)
         "REVENUE TARGET"                                        2.06(a)
         "RESTRICTED SECURITIES"                                 5.20
         "SECOND INSTALLMENT PERIOD"                             2.07(a)(iii)
         "SECOND QUARTER INCOME STATEMENT"                       2.06(a)(ii)
         "SELLER FINANCIAL STATEMENTS"                           4.01(e)
         "SELLER INDEMNIFIED PARTY OR PARTIES"                   7.02
         "SELLER INDEMNIFYING PARTY OR PARTIES"                  7.01
         "SELLER PERSONNEL"                                      2.09(a)(i)
         "SHARE CONSIDERATION"                                   2.05(b)(ii)
         "TAXES"                                                 4.01(v)(i)
         "TAX EXEMPT USE PROPERTY"                               4.01(v)(vi)
         "TAX RETURNS"                                           4.01(v)(i)
         "UTILIZATION"                                           2.07(a)(iv)
         "WBE"                                                   4.01(o)(v)

                                   ARTICLE II


                       ASSET PURCHASE AND RELATED MATTERS

Section 2.01 AGREEMENT TO SELL AND PURCHASE; INSTRUMENTS OF TRANSFER. On the Closing Date, and in accordance with the terms and conditions of this Agreement, the Seller shall sell, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase and assume from the Seller for the consideration specified in Section 2.05, all right, title and interest to the Purchased Assets, free and clear of all Liens other than the Liens set forth on Schedule 2.01 attached hereto (the "Permitted Liens"), and the Assumed Liabilities. The transfer of the Purchased Assets shall occur by delivery of the instruments of transfer described in Article III and physical delivery of all tangible assets into the possession of the Purchaser, except that tangible assets located at the principal business office of the Seller shall be deemed delivered if such assets remain at those premises as of the Closing Date until removal is authorized by the Purchaser or Luminant.

Section 2.02 PURCHASED ASSETS AND EXCLUDED ASSETS. For purposes of this Agreement, the "Purchased Assets" shall consist of all right, title and interest in and to all of the assets utilized in the Business which are specified on Schedule 2.02 as being Purchased Assets, which Schedule 2.02 is incorporated by reference herein and made a part hereof, and the Seller or any Member, as the case may be, shall retain all right, title and interest in and to the Excluded Assets which are specified on Schedule 2.02 as being Excluded Assets.

Section 2.03 ASSUMED LIABILITIES AND EXCLUDED LIABILITIES. For purposes of this Agreement, the "Assumed Liabilities" shall consist of all obligations of the Seller which are specified on Schedule 2.03 as being Assumed Liabilities and such other assumed obligations of the Purchaser as listed thereon as Assumed Liabilities, which Schedule 2.03 is incorporated by reference herein and made a part hereof. Neither the Purchaser nor Luminant will assume or have any responsibility with respect to any obligation or liability of the Seller or any Member not included within the definition of Assumed Liabilities. The Seller shall retain all Excluded Liabilities as set forth on
Schedule 2.03.

Section 2.04 TAXES. The Seller shall be responsible for, and shall pay, any documentary and transfer Taxes and any sales, use or other Taxes imposed by reason of the transfer of Purchased Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

SECTION  2.05  PURCHASE PRICE; CERTAIN TERMS REGARDING SHARES.

(a) The purchase price for the Purchased Assets (the "Purchase Price") shall be an aggregate amount equal to SIX MILLION FIVE HUNDRED SIXTY THOUSAND DOLLARS ($6,560,000) and the Purchaser's assumption of the Assumed Liabilities, subject to adjustment in accordance with Sections 2.06 of this Agreement.

(b) SIX MILLION FIVE HUNDRED SIXTY THOUSAND DOLLARS ($6,560,000) of the Purchase Price shall be paid to the Seller at the Closing as follows:

        (i) by delivery to the Seller by Luminant on behalf of the Purchaser of cash in the amount of EIGHT HUNDRED THOUSAND DOLLARS ($800,000) (the "Cash Consideration") by wire transfer of immediately available federal funds to such bank account or accounts as the Seller may designate in writing to the Purchaser at least two (2) business days prior to the Closing Date; and

        (ii) by delivery to the Seller by Luminant on behalf of the Purchaser of shares of Common Stock ("Initial Shares") with a Fair Market Value equal to FIVE MILLION SEVEN HUNDRED SIXTY THOUSAND DOLLARS ($5,760,000) (the "Share Consideration").

(c)     The Purchaser shall assume the Assumed Liabilities upon Closing.

(d) After the Closing, Luminant on behalf of the Purchaser shall deliver to the Seller additional shares of Common Stock (the "Earn-Out Shares") with a Fair Market Value equal to any Purchase Price Increase subject to satisfaction of the conditions set forth in Section 2.06.

(e) After the Closing, the Seller (or, if the Seller has distributed such Shares to the Members, the Members) shall deliver to Luminant (on behalf of the Purchaser) Share Consideration with a Fair Market Value, and Cash Consideration, if necessary, equal to the Purchase Price Reduction or Additional Purchase Price Reduction, as the case may be, subject to satisfaction of the conditions set forth in Section 2.06.

(f) No fractional Shares shall be issued by Luminant on behalf of the Purchaser as part of the Purchase Price. In lieu of fractional Shares, Luminant on behalf of the Purchaser shall deliver to the Seller an amount in cash determined by multiplying (i) the fraction of a Share to which the Seller would otherwise have been entitled by (ii) the Fair Market Value.

(g) Except as provided in Article VIII, all Shares shall be "Restricted Securities" within the meaning of Rule 144 and Rule 145 promulgated under the Securities Act.

(h) All Shares shall be adjusted as appropriate for stock splits, reverse stock splits and stock dividends declared and paid with respect to the Common Stock.

SECTION 2.06 PURCHASE PRICE ADJUSTMENTS.

(a) The aggregate Purchase Price payable pursuant to this Agreement has been calculated based upon the assumption that the Second Quarter Revenue will be equal to, or greater than, ONE MILLION NINE HUNDRED THOUSAND DOLLARS ($1,900,000) (the "Revenue Target"). The aggregate Purchase Price shall be adjusted in the event Second Quarter Revenue is less than ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000) or more than TWO MILLION DOLLARS ($2,000,000), as follows:

        (i) Prior to Closing, the Seller shall deliver to the Purchaser and Luminant the Interim Financials and the May Financial Statements pursuant to Section 4.01(e) hereof.

        (ii) Within forty-five (45) days after the end of the Second Quarter, the Purchaser or Luminant shall deliver to the Seller an income statement showing Second Quarter Revenue (the "Second Quarter Income Statement") and shall notify the Seller of Luminant's calculation of the amount of any Purchase Price Reduction pursuant to Section 2.06(a)(iii) or Purchaser Price Increase pursuant to
              Section 2.06(a)(iv), as the case may be. Within forty-five (45) days after the end of each fiscal quarter following the Second Quarter, Luminant shall deliver to the Seller an income statement and shall notify the Seller of Luminant's calculation of the amount of any Additional Purchase Price Reduction pursuant to
              Section 2.06(a)(v).

        (iii) If the Second Quarter Revenue (determined pursuant to the Second Quarter Income Statement, subject to the dispute resolution procedures in Section 2.10) is less than ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000), the Purchase Price shall be reduced by the amount equal to the product of (A) the amount by which the Revenue Target exceeds Second Quarter Revenue, multiplied by (B) 4.24 (the "Purchase Price Reduction").

        (iv) If the Second Quarter Revenue (determined pursuant to the Second Quarter Income Statement, subject to the dispute resolution procedures in Section 2.10) is more than TWO MILLION DOLLARS ($2,000,000), the Purchase Price shall be increased by an amount equal to the product of (A) the amount by which the Second Quarter Revenue exceeds TWO MILLION DOLLARS ($2,000,000), multiplied by
              (B) 4.24 (the "Purchase Price Increase").

        (v) Notwithstanding anything herein to the contrary, the Purchase Price, including any Purchase Price Increase, shall also be subject to reduction by an amount equal to the product of (A) the amount of any Accounts Receivable that were included in the calculation of Second Quarter Revenue which are written off in accordance with GAAP after the fiscal quarter ending June 30, 2000 by the Purchaser, Luminant or any of its Subsidiaries from time to time as uncollectable in accordance with GAAP (subject to the dispute resolution mechanism in Section 2.10), multiplied by (B)
              4.24 (each an "Additional Purchase Price Reduction").

(b) In the event the Seller, the Purchaser or Luminant objects to or disputes any matter applicable to this Section 2.06, the parties agree that the dispute resolution mechanism under Section 2.10 is the sole remedy of all parties with respect to the subject matter hereof and any decisions pursuant thereto shall be final and binding on all parties.

(c) In the event that at the end of the applicable Dispute Resolution Period set forth in Section 2.10 it is determined that a Purchase Price Reduction pursuant to Section 2.06(a)(iii) is required, no later than fifteen (15) days thereafter the Seller shall return to Luminant on behalf of the Purchaser an aggregate number of the Initial Shares with a Fair Market Value equal to the Purchase Price Reduction, and if the Purchase Price Reduction exceeds the Fair Market Value of the Initial Shares, cash up to the balance of the unpaid Purchase Price Reduction.

(d) In the event that at the end of the applicable Dispute Resolution Period set forth in Section 2.10 it is determined that an Additional Purchase Price Reduction pursuant to Section 2.06(a)(v) is required, no later than fifteen (15) days thereafter the Seller shall return to Luminant on behalf of the Purchaser an aggregate number of the Initial Shares or Earn-Out Shares with a Fair Market Value equal to the Additional Purchase Price Reduction, from time to time, and if the Additional Purchase Price Reduction, singularly or in the aggregate, exceeds the Fair Market Value of the Initial Shares and Earn-Out Shares, cash up to the balance of the unpaid Additional Purchase Price Reduction.

(e) In the event that at the end of the applicable Dispute Resolution Period set forth in Section 2.10 it is determined that a Purchase Price Increase pursuant to Section 2.06(a)(iv)is required, no later than fifteen (15) days thereafter Luminant shall instruct its Transfer Agent to prepare and deliver to the Seller an aggregate number of Earn-Out Shares with a Fair Market Value equal to the Purchase Price Increase. Luminant shall use its best efforts to notify its Transfer Agent as soon as practicable after a determination that a Purchase Price Increase is required and to expedite the preparation and delivery of stock certificates by its Transfer Agent to the Seller.

(f) Luminant shall be deemed to be in full compliance with this Agreement and not in default in any respect if:

        (i) Luminant shall forward the aggregate Earn-Out Shares payable hereunder to the Seller or the Members' Representative, as the case may be.

       (ii) Notwithstanding anything in this Section 2.06(f) to the contrary, if a Purchaser Price Increase is required and the Seller has been dissolved and liquidated or the Seller shall request a distribution to the Members, Luminant will use reasonable efforts to accommodate the distribution of any Earn-Out Shares to each Member pro rata in accordance with each Member's Percentage Interest or on a different basis, provided that the Member's Representative on behalf of all the Members shall notify Luminant in writing within fifteen (15) days after the final determination that a Purchase Price Increase is required specifying such percentage allocations among the Members and authorizing Luminant to make distributions on that basis.

      (iii) If Luminant does not receive from the Seller or any Member all of the information necessary for Luminant to notify its Transfer Agent to prepare and deliver stock certificates in accordance with Section 2.06(f)(ii) above, the date by which Luminant must give notice to its Transfer Agent pursuant to Section 2.06(e) shall be extended to a date fifteen (15) following the date that it receives all necessary information from the Seller or such Member.

       (iv) At its option Luminant may deposit Earn-Out Shares, or instructions relating to the preparation and/or delivery of stock certificates representing Earn-Out Shares for which it has not received all information necessary to prepare and deliver such certificates, into an escrow account with its Transfer Agent or a bank with an office in New York City (the "Earn-Out Share Agent"). Within ten (10) days after Luminant has deposited any Earn-Out Shares or instructions relating thereto into escrow with the Earn-Out Share Agent, Luminant shall notify the Seller and the Members' Representative that it has made such deposit and the name, address, telephone number, fax number and name of the contact person at the applicable Earn-Out Share Agent. Following such notice by Luminant, the Seller, the Members' Representative or any Member shall provide the outstanding information necessary to prepare and deliver a certificate or certificates for such Earn-Out Shares to Luminant and to the Earn-Out Share Agent in accordance with the applicable notice provisions of Section 11.05 of this Agreement. Luminant shall provide such Earn-Out Share Agent with a general description of the outstanding information as well as instructions to promptly deliver, or, if the Earn-Out Share Agent is not the Transfer Agent, to instruct the Transfer Agent to promptly prepare and/or deliver, the applicable certificates for the Earn-Out Shares upon receipt by the Earn-Out Share Agent of such necessary information. If and when Luminant receives all information necessary to instruct the Earn-Out Share Agent to deliver, or, if the Earn-Out Share Agent is not the Transfer Agent, to instruct its Transfer Agent to prepare and deliver, stock certificates representing such Earn-Out Shares, within fifteen (15) days thereafter Luminant will provide such information and issue appropriate instructions to the Earn-Out Share Agent and/or the Transfer Agent, as the case may be. Luminant shall use its best efforts to notify the Earn-Out Share Agent and/or the Transfer Agent as soon as practicable after receipt of all necessary information and to expedite the delivery of stock certificates by the Earn-Out Share Agent and/or the preparation and/or delivery of stock certificates representing such Earn-Out Shares by the Transfer Agent.

(g) To the extent that the Seller has distributed Shares to all or some of the Members, the obligation to pay the Purchase Price Reduction and Additional Purchase Price Reduction, as the case may be, shall be the individual pro rata obligation of each Member, and each Member shall return the Initial Shares or pay the cash, as the case may be, to Luminant (on behalf of the Purchaser) pro rata based on the percentage interest of such Members set forth in Schedule 2.06 (the "Percentage Interests").

(h) Notwithstanding anything herein to the contrary, if the Seller or any Member shall fail to deliver to Luminant the Purchase Price Reduction or Additional Purchase Price Reduction, as the case may be, in accordance with Sections 2.06(c) and/or 2.06(d), as applicable, in addition to any other remedies available to Luminant at law or in equity, Luminant shall have the right (but shall not be required) to set-off or offset the full Purchase Price Reduction and Additional Purchase Price Reduction, as the case may be, against any Installment Shares payable, from time to time, pursuant to Section 2.07 hereof or the Escrowed Shares. Luminant's right of set-off or offset may be exercised in Luminant's sole discretion without the requirement to take any further action and this right of set-off or offset may be enforced against the Seller or any one Member or the Seller and all Members, as applicable. (i) The costs of preparing the Second Quarter Income Statement shall be borne by the Purchaser.

(j) Notwithstanding anything herein to the contrary, in no event shall the Seller be entitled to receive, nor shall Luminant or the Purchaser have any obligation to pay the Seller (or the Members, as applicable), Earn-Out Shares with a Fair Market Value exceeding ONE MILLION TWO HUNDRED SEVENTY-TWO THOUSAND DOLLARS ($1,272,000).

(k) In addition, within fifteen (15) days after the finalization of (A) the Second Quarter Income Statement and (B) the income statement relating to a fiscal quarter ending after the end of the Second Quarter, Luminant or the Purchaser shall notify the Seller of Luminant's or the Purchaser's, as the case may be, calculation of any prepaid expenses recorded by the Seller on the May Balance Sheet (the "Prepaid Expenses") in accordance with GAAP (1) for which Luminant or any of its Subsidiaries received a benefit for the period June 1, 2000 through June 30, 2000 in the case of the Second Quarter Income Statement, or (2) for which Luminant or any of its Subsidiaries received a benefit during the fiscal quarter to which the expense relates in the case of income statements relating to a fiscal quarter ending after the end of the Second Quarter, as finally determined in the event of a dispute in accordance with Section 2.10. In the event that at the end of the applicable Dispute Resolution Period set forth in Section 2.10 it is determined that Luminant or any of its Subsidiaries are required to reimburse the Seller for any Prepaid

        Expenses, within fifteen (15) days thereafter Luminant or the Purchaser shall remit to the Seller cash in the amount of such Prepaid Expenses. Notwithstanding anything herein to the contrary, Luminant's and the Purchaser's obligations with respect to educational financial assistance to former employees of the Seller shall be governed by Section 5.18(c) and Schedule 5.18(c) of this Agreement.

(l) All of the Purchase Price adjustments listed in this Section 2.06 shall be treated as adjustments to the Purchase Price for tax purposes.

Section 2.07 INSTALLMENT SHARES. After the Closing, Luminant shall make payments to the Members in an aggregate amount of up to ONE MILLION FOUR HUNDRED FORTY THOUSAND DOLLARS ($1,440,000), which shall be paid by Luminant in shares of Common Stock (the "Installment Shares") valued at the Fair Market Value, such payments to be made at the time and subject to satisfaction of the conditions set forth in this Section 2.07.

(a) Installment Shares shall be earned by each Member based on the individual performance of each Member to the extent such Member satisfies applicable conditions of this Section 2.07, as follows:

         (i) in the case of each Member, if (A) a Change of Control of Luminant shall occur and (B) such Member shall be employed by Luminant or any of its Subsidiaries on the date immediately preceding the date on which the Change of Control is consummated, the payment of the Purchase Price Installments shall be accelerated, and the amount payable to such Member (the "Control Installment Amount") shall be determined by multiplying (1) ONE MILLION FOUR HUNDRED FORTY THOUSAND DOLLARS ($1,440,000), by (2) the Percentage Interest of such Member. Luminant shall deliver to such Member Installment Shares with an aggregate Fair Market Value equal to the Control Installment Amount, which Installment Shares shall be deemed issued to such Member as of the date immediately prior to the date of consummation of such Change of Control. Luminant shall deliver
             (or cause to be delivered) to such Member the Installment Shares in accordance with Section 2.07 (d), and in any event such Member shall have the right to receive and shall receive such cash, securities, assets or other consideration (the "Change of Control Consideration") on account of such Installment Shares on the same basis as Change of Control Consideration is paid or payable on account of the shares of Common Stock of Luminant upon consummation of such Change of Control in accordance with the terms of such Change of Control transaction; or

        (ii) (A) in the case of each Member (other than Joan Wilson), if (1) Luminant or any of its Subsidiaries has reassigned such Member to a new position or otherwise changed the duties and responsibilities of such Member whereby such Member no longer has the ability to have earned Billable Value (as determined pursuant to Section 2.07(b) below) equal to or exceeding ONE MILLION DOLLARS ($1,000,000) during an Installment Period, or (2) Luminant or any of its Subsidiaries causes such Member not to have Billable Value equal to or exceeding ONE MILLION DOLLARS ($1,000,000) for an Installment Period by actively interfering with her ability to do her job, or; or (B) in the case of Joan Wilson, if (1) Luminant or any of its Subsidiaries has reassigned her to a new position or otherwise changed her duties and responsibilities whereby she no longer has the ability to fulfill subclause (B) or
             (C) of Section 2.07(a)(iv) during any Installment Period; or (2) Luminant or any of its Subsidiaries causes her not to fulfill subclause (B) or (C) or Section 2.07(a)(iv) for an Installment Period; by actively interfering with her ability to do her job; or
             (C) in the case of each Member (including Joan Wilson) (1) during an Installment Period such Member's employment terminates for "Good Reason" as defined in such Member's Employment Agreement; or
             (2) such Member is no longer employed by Luminant or any of its Subsidiaries due to termination of such Member's employment without cause in accordance with such Member's Employment Agreement, then, if any of the preceding events shall have occurred prior to the end of an Installment Period with respect to an applicable Member, Luminant shall deliver (or cause to be delivered) to such Member in accordance with Section 2.07(d) Installment Shares with an aggregate Fair Market Value equal to the product of (1) ONE MILLION FOUR HUNDRED FORTY THOUSAND DOLLARS ($1,440,000) (if such event occurs during the First Installment Period) or SEVEN HUNDRED TWENTY THOUSAND DOLLARS ($720,000) (if such event occurs during the Second Installment Period), multiplied by (2) the Percentage Interest of such Member; in accordance with the terms of this Section 2.07; except that such Member shall have no right to receive any Installment Shares relating to a particular Installment Period if such Member's employment has been terminated for cause in accordance with such Member's Employment Agreement during such Installment Period; or

       (iii) in the case of each Member (other than Joan Wilson), if (A) such Member shall be employed by Luminant or any of its Subsidiaries on the last day of an Installment Period and (B) such Member shall have Billable Value (as determined pursuant to Section 2.07(b) below) of ONE MILLION DOLLARS ($1,000,000) or more during the consecutive twelve (12) month period immediately preceding the end of the first anniversary of the Closing (the "First Installment Period") Luminant shall deliver (or cause to be delivered) to such Member in accordance with Section 2.07(d) Installment Shares with an aggregate Fair Market Value equal to an amount determined by multiplying (1) SEVEN HUNDRED TWENTY THOUSAND DOLLARS ($720,000), by (2) the percentage interest of such Member determined pursuant to Section 2.07(b)(iv); and (C) such Member shall have Billable Value (as determined pursuant to Section 2.07(b) below) of ONE MILLION DOLLARS ($1,000,000) or more during the consecutive twelve (12) month period immediately preceding the end of the second anniversary of the Closing (the "Second Installment Period" and with the First Installment Period, each an "Installment Period") Luminant shall deliver (or cause to be delivered) to such Member Installment Shares with an aggregate Fair Market Value equal to an amount determined by multiplying (1) SEVEN HUNDRED TWENTY THOUSAND DOLLARS ($720,000), by (2) the percentage interest of such Member determined pursuant to Section 2.07(b)(iv); in each case in accordance with the terms of this Section 2.07.

        (iv) in the case of Joan Wilson, if (A) such Member shall be employed by Luminant or any of its Subsidiaries on the last day of an Installment Period and (B) such Member shall have a Utilization of 65% or more during the First Installment Period, Luminant shall deliver (or cause to be delivered) to such Member Installment Shares with an aggregate

         Fair Market Value equal to an amount determined by multiplying (1) SEVEN HUNDRED TWENTY THOUSAND DOLLARS ($720,000), by (2) the percentage interest of such Member determined pursuant to Section 2.07(b)(iv), and
         (C) such Member shall have a Utilization of 65% or more during the Second Installment Period, Luminant shall deliver (or cause to be delivered) to such Member in accordance with Section 2.07(d) Installment Shares with an aggregate Fair Market Value equal to an amount determined by multiplying (1) SEVEN HUNDRED TWENTY THOUSAND DOLLARS ($720,000), by (2) the percentage interest of such Member determined pursuant to Section 2.07(b)(iv); in each case in accordance with the terms of this Section 2.07. For the purposes of this Section 2.07(a)(iv), the term "Utilization" shall mean, with respect to a particular Installment Period, the percentage obtained by multiplying:
         (X) a fraction: (AA) the numerator of which is the time spent (in terms of hours and fractions thereof) by Joan Wilson on matters relating to customer or client engagements, customer or client proposals and the development of internal processes with respect to the applicable Installment Period, and (BB) the denominator of which is the total number of working hours available to Joan Wilson with respect to the applicable Installment Period (based on the number of working days, excluding vacation days, public holidays, sick days and the like, for Joan Wilson during the applicable Installment Period and an eight (8) hour work day), by (Y) 100%.

(b) For purposes hereof, a Member shall be deemed to have earned Billable Value and shall receive credit for such Billable Value, as follows:

     (i) if (A) a Member is primarily responsible for obtaining the engagement to perform work for a customer or a client, and (B) no other Member is working on such engagement, such Member shall be credited with 100% of the aggregate Billable Value with respect to that customer or client engagement, whether or not any other Person employed by Luminant or any of its Subsidiaries holding the designation of partner (a "Partner") works on such engagement; provided that the allocation of such aggregate Billable Value among the Members (other than Joan Wilson) shall be subject to change in accordance with Section 2.07(b)(iv); or

    (ii) if (A) a Member is primarily responsible for obtaining the engagement to perform work for a customer or client, and (B) any other Member is working on such engagement, whether or not any other Partner (which is not a Member) works on such customer or client engagement; each such Member (other than Joan Wilson) shall be allocated a portion of such aggregate Billable Value with respect to that customer or client engagement, to be determined by multiplying such aggregate Billable Value by a fraction (1) the numerator of which shall be the number of hours spent by such Member (other than Joan Wilson) working on such engagement, and (2) the denominator of which shall be the total number of hours worked by all Members (other than Joan Wilson) working on such engagement; provided that the allocation of such aggregate Billable Value among the Members (other than Joan Wilson) shall be subject to change in accordance with Section 2.07(b)(iv); or

   (iii) if one or more Members have worked on a customer or client engagement and no Member is primarily responsible for having obtained such engagement, each such

        Member (other than Joan Wilson) shall be allocated a portion of such aggregate Billable Value with respect to that customer or client engagement to be determined by multiplying such aggregate Billable Value by a fraction (A) the numerator of which shall be the number of hours spent by such Member (other than Joan Wilson) with respect to such engagement, and (B) the denominator of which shall be the total number of hours worked by all Partners (including all Members (other than Joan Wilson)) with respect to such engagement; provided that the allocation of such aggregate Billable Value among the Members (other than Joan Wilson) shall be subject to change in accordance with
        Section 2.07(b)(iv).

    (iv) Notwithstanding anything in Section 2.07 to the contrary, if the Members' Representative shall instruct Luminant in writing within fifteen (15) days after notice is given by Luminant in accordance with
         Section 2.07(c)(A) as to the percentage interest of each Member (other than Joan Wilson) that Luminant shall use to allocate the Billable Value determined pursuant to Sections 2.07(b)(i), 2.07(b)(ii) or 2.07(b)(iii) among the applicable Members (other than Joan Wilson) and/or Installment Shares earned pursuant to Sections 2.07(a)(iii) and/or 2.07(a)(iv) among the applicable Members (including Joan Wilson), Luminant shall make the allocations and instruct its Transfer Agent to prepare and deliver stock certificates representing the Installment Shares, if any, in accordance with the Members' Representative's instructions. If Luminant does not receive written instructions from the Members' Representative in accordance with the preceding sentence, (A) Luminant shall allocate Billable Value (1) 100% to the responsible Member pursuant to Section 2.07(b)(i), and (2) based on the relative hours worked by each Member in accordance with Sections 2.07(b)(ii) or 2.07(b)(iii), as applicable, or (B) Luminant shall issue Installment Shares, if any, to such Member based on such Member's Percentage Interest. Notwithstanding anything in this Section 2.07 to the contrary, Joan Wilson shall not be allocated or reallocated any portion of Billable Value and any other Member shall not be allocated or reallocated any portion of Utilization.

(c) Luminant shall notify the Members' Representative of Luminant's calculation of, (A) with respect to aggregate Billable Value earned by all Members (other than Joan Wilson) pursuant to Section 2.07(b), and Joan Wilson's Utilization pursuant to Section 2.07(a)(iv), within ninety
        (90) days after the end of each Installment Period, (B) with respect to the Control Installment Amount issuable on a Change of Control in accordance with Section 2.07(a)(i), as soon as practicable following such Change of Control, (C) with respect to the number of Installment Shares issuable on an event described in Section 2.07(a)(ii) within fifteen (15) days after Luminant receives notice of such event, and (D) with respect to the number of Installment Shares issuable in accordance with Sections 2.07(a)(iii) and/or 2.07(a)(iv), within ninety (90) days after the end of each Installment Period, provided that Luminant shall not be deemed to be in default of the requirement to give notice hereunder if it has a dispute relating to the applicable Section.

(d) In the event that at the end of the applicable Dispute Resolution Period set forth in Section 2.10 it is determined that Installment Shares are issuable pursuant to the terms of this Section 2.07, no later than fifteen (15) days thereafter Luminant shall instruct its Transfer Agent to prepare and deliver to the applicable Members stock certificates representing the applicable Installment Shares payable pursuant to this
        Section 2.07. Luminant shall use its best efforts to notify its Transfer Agent as soon as practicable after a determination that a payment of Installment Shares is required and expedite the preparation and delivery of stock certificates by its Transfer Agent to the applicable Members. Notwithstanding the foregoing, Luminant shall be deemed to be in full compliance with this Agreement and not in default in any respect if Luminant shall deliver (or cause to be delivered) the Installment Shares issuable hereunder to the Members' Representative, subject to the following:

     (i) Notwithstanding anything in this Section 2.07(d) to the contrary, Luminant will use reasonable efforts to accommodate the distribution of any Installment Shares to each Member in accordance with any instructions received from the Members' Representative in accordance with to Section 2.07(b)(iv) above, provided that the Members' Representative on behalf of all the Members shall notify Luminant in writing within fifteen (15) days after Luminant gives notice to the Members' Representative pursuant to Section 2.07(c). In addition, the Seller and the Members' Representative shall use its or her best efforts to provide Luminant with all the information necessary for Luminant to instruct its Transfer Agent to prepare and deliver the Installment Shares for any Installment Period at one time.

    (ii) If Luminant does not receive from the Seller or any Member all of the information necessary for Luminant to notify its Transfer Agent to make a distribution in accordance with the first or second sentence of this Section 2.07(d), the date by which Luminant must give notice to its Transfer Agent shall be extended to a date fifteen (15) following the date that it receives all necessary information from the Seller or such Member.

   (iii) At its option Luminant may deposit Installment Shares, or instructions relating to the preparation and/or delivery of stock certificates representing Installment Shares for which it has not received all information necessary to prepare and deliver such certificates, into an escrow account with its Transfer Agent or a bank with an office in New York City (the "Installment Share Agent"). Within ten (10) days after Luminant has deposited any Installment Shares or instructions relating thereto into escrow with the Installment Share Agent, Luminant shall notify the Members' Representative that it has made such deposit and the name, address, telephone number, fax number and name of the contact person at the applicable Installment Share Agent. Following such notice by Luminant, the Seller, the Members' Representative or any Member shall provide the outstanding information necessary to prepare and/or deliver a certificate or certificates for such Installment Shares to Luminant and to the Installment Share Agent in accordance with the applicable notice provisions of Section 11.05 of this Agreement. Luminant shall provide such Installment Share Agent with a general description of the outstanding information as well as instructions to promptly deliver, or, if the Installment Share Agent is not the Transfer Agent, to instruct the Transfer Agent to promptly prepare and deliver, the applicable certificates for the Installment Shares upon receipt by the Installment Share Agent of such necessary information. If and when Luminant receives all information necessary to instruct the Installment Share Agent to deliver, or, if the Installment Share Agent is not the Transfer Agent, to instruct its Transfer Agent to prepare and deliver, stock certificates representing such Installment Shares, within fifteen (15) days thereafter Luminant will provide such information and issue appropriate instructions to the Installment Share Agent and/or the Transfer Agent, as the case may be. Luminant shall use its best efforts to notify the Installment Share Agent and/or the Transfer Agent as soon as practicable after receipt of all necessary information and to expedite the delivery of stock certificates by the Installment
         Share Agent and/or the preparation and/or delivery of stock certificates representing such Installment Shares by the Transfer Agent.

(e) In the event the Seller, any Member or Luminant objects to or disputes any matter applicable to this Section 2.07, the parties agree that the dispute resolution mechanism under Section 2.10 is the sole remedy of all parties with respect to the subject matter hereof and any decisions pursuant thereto shall be final and binding on all parties.

(f)     [Reserved]

(g) The Installment Shares shall not be treated as Purchase Price for Tax purposes.

SECTION 2.08 ESCROW SHARES.

(a) As collateral security for the payment of any Purchase Price Reduction and/or Additional Purchase Price Reduction under Section 2.06, or any indemnification obligations of the Seller pursuant to Article VII, the Seller shall, and by execution hereof does hereby, place into escrow pursuant to the Escrow Agreement attached hereto as Exhibit F (the "Escrow Agreement"), the terms and conditions of which are incorporated by reference herein, for the benefit of the Purchaser, Luminant and any Luminant Indemnified Party, the following "Escrowed Shares:"

     (i) 10% of the Share Consideration and the certificates and instruments, if any, representing or evidencing such portion of the Share Consideration.

    (ii) all securities hereafter delivered to the Seller or any Member in substitution for any Escrowed Shares, all certificates and instruments, if any, representing or evidencing such securities, and all cash and other property at any time received, receivable or otherwise distributed in exchange therefore (excluding any cash or non-cash dividends in respect thereof); and in the event the Seller or any Member receives any such property, the Seller and such Member shall immediately deliver such property to the "Escrow Agent" (as defined in the Escrow Agreement) to be held as Escrowed Shares pursuant to the Escrow Agreement; and

   (iii) all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

(b) Each certificate, if any, evidencing the Seller's or any Member's Escrowed Shares issued in its, his or her name, shall be delivered to the Escrow Agent directly by Luminant's Transfer Agent, such certificate bearing no restrictive or cautionary legend other than those imprinted by the Transfer Agent at Luminant's request. The Seller, and upon transfer of any Escrowed Shares to a Member, such Member shall promptly deliver to the

        Escrow Agent stock powers duly signed in blank by it, him or her with respect to the applicable Escrowed Shares.

(c) In the sole discretion of Luminant, the Escrowed Shares shall be available to satisfy any Purchase Price Adjustment and/or Additional Purchase Price Adjustment pursuant to Section 2.06 and any indemnification obligations of the Seller pursuant to Article VII until the date which is twelve (12) months after the Closing Date in accordance with the terms of the Escrow Agreement. The Shares held as Escrowed Shares shall be valued in accordance with the Escrow Agreement.

SECTION  2.09  CONTINGENT PAYMENTS.

(a) Attached as Schedule 2.09 is a list as of May 31, 2000 of all of the Customers with whom the Seller has contingent arrangements (each a "Contingent Customer"), a summary of the applicable contract terms relating to each contingent fee arrangement (each a "Contingent Contract"), the gross contingent amount payable under the Contingent Contract (the "Contingent Fees") and the total fees earned pursuant to each Contingent Contract to and including May 31, 2000. If and when the Seller, the Purchaser or a Member, as the case may be, receives payment of all or a portion of any Contingent Fees, such funds shall be allocated to the Seller, on the one hand, and the Purchaser, on the other hand, as follows:

     (i) the Seller shall receive a portion of such Contingent Fee to be determined by multiplying (A) such Contingent Fee by (B) a fraction (1) the numerator of which shall be the hours worked prior to and including May 31, 2000 by all Members, employees and consultants of the Seller (the "Seller Personnel") with respect to the Contingent Fee portion of such Contingent Contract and (2) the denominator of which shall be the total hours worked by all Seller Personnel and all officers, employees and consultants of Luminant or any of its Subsidiaries (the "Luminant Personnel") with respect to the Contingent Fee portion of such Contingent Contract; and

    (ii) the Purchaser shall receive a portion of such Contingent Fee to be determined by multiplying (A) such Contingent Fee by (B) a fraction (1) the numerator of which shall be the hours worked by Luminant Personnel with respect to the Contingent Fee portion of such Contingent Contract and (2) the denominator of which shall be the total hours worked by all Seller Personnel and all Luminant Personnel with respect to the Contingent Fee portion of such Contingent Contract.

   (iii) Notwithstanding anything herein to the contrary, if the aggregate Billable Value (determined in accordance with Section 2.07(b)) of all Members for each of the fiscal quarters ending September 30, 2000 and December 31, 2000 is less than ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), the Seller shall immediately forfeit its right to receive 40% of any Contingent Fees payable to the Seller pursuant to
         Section 2.09(a)(i) and the Purchaser shall retain such Contingent Fees.

(b) The provisions of Section 2.09(a) shall apply regardless of the party who actually receives the payment from a Contingent Customer. All parties hereto agree that if it or he receives amounts that constitute Contingent Fee, it or he will forward the entire amount to the Purchaser within ten (10) days after receipt of such funds. Upon the Purchaser's receipt of any funds that constitute Contingent Fees, the Purchaser shall notify the Seller within fifteen (15) days of its receipt of such funds and its proposed apportionment of such funds between the Seller and the Purchaser, which determination shall be a financial calculation for the purposes of Section 2.10(a).

(c) Following the end of the applicable Dispute Resolution Period set forth in Section 2.10, the Purchaser covenants to cause any Contingent Fees received by the Purchaser during the year 2000, which are payable to the Seller pursuant to Section 2.09(a)(i), to be distributed to the Seller as follows (A) 60% within fifteen (15) days after the end of such Dispute Resolution Period and (B) the balance, if any, within ninety
        (90) days after the end of the fiscal year ending December 31, 2000 if the applicable conditions under Section 2.09(a)(iii) have been satisfied. If any Contingent Fees are received during the year 2001 or thereafter, which are payable to the Seller pursuant to Section 2.09(a)(i), the Purchaser shall distribute those funds to the Seller within fifteen (15) days after the end of the applicable Dispute Resolution Period.

Section 2.10 DISPUTES.

(a) In the event of any objection or dispute arising out of any financial calculation of any type pursuant to Sections 2.06, 2.07 or 2.09, subject to appropriate confidentiality restrictions, the following procedures shall apply:

     (i) The Seller and the Members' Representative, on the one hand, and Luminant and the Purchaser, on the other hand, shall have the right, upon written request, to examine the financial books and records related to the applicable calculations during normal business hours for purposes of verifying the accuracy and correctness of any calculation made pursuant to Sections 2.06, 2.07 or 2.09. Unless, within fifteen
         (15) calendar days after notice of the applicable calculation has been given in accordance with Sections 2.06, 2.07 or 2.09, as the case may be, none of such parties shall have delivered to the other party written notice of objection thereto, such calculation shall be deemed to be complete, final and binding on all parties to this Agreement.

    (ii) The parties hereto will use their reasonable best efforts to resolve any such objections or disputes pursuant to Section 2.10(a). If all objections or disputes are not finally resolved within fifteen (15) calendar days after notice of the objection or dispute has been given in accordance with Section 2.10(a)(i), the parties will refer the matters in dispute to a nationally recognized accounting firm to be agreed to by the Seller and Luminant (the "Accounting Firm") to resolve any remaining objections. The parties will use their best efforts to cause the Accounting Firm to resolve the objections within thirty (30) days after such dispute has been submitted to them for resolution.

   (iii) Upon such resolution, the party that originally prepared such calculation shall revise the calculations as appropriate to accurately reflect the resolution of the objections and dispute (as agreed by such parties or directed by the Accounting Firm) and deliver it to the other party within ten (10) business days after the final resolution of such objections. Such revised calculation will be final and binding on all parties.

    (iv) The fees and expenses of the Accounting Firm will be borne equally by the Purchaser and Luminant, on the one hand, and the Seller and the Members, on the other hand.

     (v) The Seller, on the one hand, and Luminant and the Purchaser, on the other hand, will make available the work papers used in preparing the calculations and any other information reasonably requested by the Accounting Firm to assist the Accounting Firm in reviewing and evaluating the calculations.

(b) In the event of any objection or dispute arising out of any provision of Sections 2.06, 2.07 or 2.09 other than a provision relating to a financial calculation, subject to appropriate confidentiality restrictions, the following procedures shall apply:

     (i) The Seller or the Members' Representative, on the one hand, and Luminant and the Purchaser, on the other hand, shall have the right to notify the other party within fifteen (15) days after the date of an action or determination giving rise to an objection or dispute that such party has an objection to or dispute with such action or determination. If none of such parties shall have delivered to the other party written notice of any objection or dispute within such time period, such party shall be deemed to have no objection or dispute with regard to such action or determination, and the applicable action or determination shall be deemed to be complete, final and binding on all parties to this Agreement.

    (ii) The parties hereto will use their reasonable best efforts to resolve any such objections or disputes pursuant to Section 2.10(b). If any objections or disputes are not finally resolved within fifteen (15) calendar days after notice of the objection or dispute has been given in accordance with Section 2.10(b)(i), the objections and disputes shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association at the time of the dispute. After an award is rendered by the arbitrator(s), a judgment may be entered in any court of competent jurisdiction. The arbitration shall occur in New York City, New York to the exclusion of all other locations. The arbitrators cannot add to or subtract from the terms of this Agreement. The parties agree that the arbitrators may include provisions for the payment of costs and expenses, including reasonable attorneys' fees as part of any ruling or award made thereunder. The parties acknowledge that arbitration shall be the sole, final, binding and exclusive remedy of the parties with respect to any such matter for which arbitration is undertaken. In preparation for the arbitration process described herein, the parties shall be given at least one hundred twenty (120) days for discovery and each party may utilize all methods of discovery authorized by the procedural rules and statutes of the State of New York for civil litigation and may enforce the right to obtain such discovery in the manner provided by such rules and statutes.

                                   ARTICLE III

                                     CLOSING

Section 3.01 LOCATION AND DATE. The consummation of the transaction contemplated by this Agreement and the Transaction Documents (the "Closing") shall be deemed to have take place at the offices of Wilmer, Cutler & Pickering, 520 Madison Avenue, New York, New York, on June 22, 2000, providing that all conditions to Closing shall have been satisfied or waived, which date shall be referred to as the "Closing Date."

Section  3.02  DELIVERIES AT THE CLOSING.   At the Closing:

(a) the Seller and/or the Members, as applicable, will deliver to the Purchaser and Luminant the agreements, certificates, instruments and documents referred to in Section 6.01;

(b) the Purchaser and Luminant will deliver to the Seller and/or the Members, as applicable, the agreements, certificates, instruments and documents referred to in Section 6.02;

(c) Luminant on behalf of the Purchaser will deliver to the Seller the Cash Consideration and a letter from Luminant to its Transfer Agent confirming the issuance of the Share Consideration and directing the Transfer Agent to prepare and deliver stock certificates representing the Share Consideration in such denominations as the Seller shall have notified Luminant prior to Closing (taking into account the Escrowed Shares pursuant to Section 2.08).

(d) Luminant and the Seller will deliver a letter or other documents as necessary to cause the Transfer Agent to deliver the Escrowed Shares to the Escrow Agent pursuant to the Escrow Agreement.

Section 3.03 ALLOCATION.

(a)     For Tax purposes only, the parties hereto covenant and agree that:

     (i) the fair market value of the tangible personal property of the Seller that is shown on the May Balance Sheet as adjusted to and including the Closing Date is equal to the net book value shown on such balance sheet for such tangible personal property and that they will reflect this agreement in any allocation of Purchase Price made by them;

    (ii) following the Closing Date, the Seller and the Purchaser will attempt, in good faith, to reach mutual agreement on the allocation of Purchase Price (as determined for Tax purposes) among the Purchased Assets on or before September 15, 2000 (the "Allocation Schedule");

   (iii) if an Allocation Schedule is agreed to on or before September 15, 2000, the Allocation Schedule shall be amended from time to time to reflect any increase or decrease in the Purchase Price that occurs after September 15, 2000; and

    (iv) the Seller and the Purchaser shall: (A) timely file all forms and Tax Returns (including IRS Form 8594 (Asset Allocation Statement) and any supplemental Form 8594 to reflect any increase of decrease in the Purchase Price that occurs after the initial filing) required to be filed in connection with the Allocation Schedule, as amended, (B) be bound by such Allocation Schedule, as amended, for all Tax purposes,
         (C) prepare and file all Tax Returns in a manner consistent with such Allocation Schedule, as amended, and (D) take no position inconsistent with such Allocation Schedule, as amended, in any audit or other proceeding relating to Taxes without the written consent of the Seller, on the one hand, or the Purchaser, on the other hand, which consent shall not be unreasonably withheld.

(b) Notwithstanding anything in this Agreement to the contrary, if no Allocation Schedule is agreed to on or before September 15, 2000, the Seller and the Purchaser shall independently substantiate the allocation of the Purchase Price and shall have no further obligation to each other with respect to cooperation and consistent treatment of the allocation of Purchase Price.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER. To induce the Purchaser and Luminant to enter into this Agreement and consummate the transactions contemplated hereby, the Seller represents and warrants to the Purchaser and Luminant (subject to any exceptions set forth in any Schedule referred to herein) as follows:

(a) DUE ORGANIZATION. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of New York. Schedule 4.01(a) hereto contains a list of all jurisdictions in which the Seller is authorized or qualified to do business. The Seller is in good standing as a foreign corporation in each jurisdiction in which it does business and failure to qualify would have a Material Adverse Effect. The Seller has delivered to the Purchaser true, complete and correct copies of the limited liability company operating agreement of the Seller, as amended, restated and supplemented from time to time (the "Operating Agreement"). None of the Members are in violation of the Operating Agreement. The books of limited liability company proceedings of the Seller which have been kept by the Seller have been kept in accordance with prudent business practices.

(b) AUTHORIZATION; VALIDITY. The Seller has all requisite right, power and authority to enter into and perform its obligations pursuant to the terms of this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and the Transaction Documents to which it is a party, by the Seller and the performance by the Seller of the transactions contemplated herein and therein have been duly and validly authorized by all necessary limited liability company action. The Members are the sole members of the Seller and hold 100% of the outstanding membership interests therein and there have not been issued and there are not outstanding any options, puts, calls, warrants or rights or other securities of the Seller. This Agreement, and the Transaction Documents to which the Seller is a party, are legal, valid and binding obligations of the Seller, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such principles of equity are asserted in an action or proceeding at law or in equity) or the discretion of the court before which any action or proceeding may be brought.

(c)     NO CONFLICTS; CONSENTS.

     (i) The execution, delivery and performance of this Agreement, and the Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof: (A) will not result in a violation or breach of the Operating Agreement or any other organizational document of the Seller and (B) subject to the matters referred to in clause (ii) of this Section 4.01(c) below, will not result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any mortgage, lien, charge, security interest or encumbrance of any kind (a "Lien") other than a Permitted Lien, upon any of the properties or assets of the Seller under (1) any of the terms, conditions or provisions of any Contract or any license, waiver, exemption, order, franchise, permit, concession or governmental authorization (each a "Permit") to which the Seller is a party or by which any of it or his properties or assets may be bound, or (2) any judgment, order, decree, statute, law, regulation or rule applicable to the Seller or its assets or properties.

    (ii) Except for consents, approvals, orders, authorizations, registrations, declarations or filings as set forth in Schedule 4.01(c)(ii), no consent, approval, order or authorization of, or registration, declaration or filing with, any Person not a party hereto, including any government or any court, administrative agency or commission or other governmental authority or agency, federal, state or local or foreign (a "Governmental Entity"), is required in connection with the execution, delivery and performance of this Agreement and any Transaction Document by the Seller or the consummation by the Seller of the transactions contemplated hereby and thereby.

(d)     [RESERVED]

(e) FINANCIAL STATEMENTS. Schedule 4.01(e) includes (A) true, complete and correct copies of the Seller's unaudited balance sheet as of December 31, 1999 (the end of its most recent completed fiscal year), and income statement for the year ended December 31, 1999 (collectively, the "Financials"), (B) true, complete and correct copies of the Seller's unaudited balance sheet (the "Interim Balance Sheet") as of March 31, 2000 (the "Balance Sheet Date") and income statement, for the three
        (3)-month period then ended (collectively, the "Interim Financials"), and (C) true, complete and correct copies of the Seller's unaudited balance sheet (the "May Balance Sheet") as of May 31, 2000 and income statement, for the sixty-one (61) day period then ended (collectively, the "May

        Financial Statements," and together with the Financials and the Interim Financials, the "Seller Financial Statements"). The Seller Financial Statements shall have been prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly the results of operation for the periods indicated (except as may be indicated in the notes thereto or Schedule 4.01(e)), subject to (1) normal year-end audit adjustments, which individually or in the aggregate will not be material, (2) the exceptions stated on
        Schedule 4.01(e), and (3) to the omission of footnote information. Since the dates of the Seller Financial Statements, there have been no material changes in the Seller's accounting policies.

(f) LIABILITIES AND OBLIGATIONS.The Seller is not liable for or subject to any liabilities except for those "Liabilities": (A) reflected on the Interim Balance Sheet and not previously paid or discharged; (B) arising in the ordinary course of its business consistent with past practice under any Contract specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because such Contract is deemed immaterial in accordance with the terms of this Agreement; (C) incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material, and (D) set forth on Schedule 4.01(f)(1).
        Schedule 4.01(f)(2) includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any property or business, to which management of the Seller has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued would require additional material expenditures of capital. For purposes of this Agreement, the term "Liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

(g) BOOKS AND RECORDS. The Seller has made and kept (and has given or will give the Purchaser access to) books and records and accounts, which, in the case of all financial books, records and accounts, in reasonable detail accurately, fairly and completely reflect the activities of the Seller. With respect to non-financial books and records, such books and records in reasonable detail accurately and fairly reflect the activities of the Seller in all material respects and do not omit any information regarding any action, event or occurrence that would have a Material Adverse Effect on the Business, the Purchased Assets, the Assumed Liabilities or the transactions contemplated in this Agreement or any Transaction Document. The Seller has not engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

(h) POWERS OF ATTORNEY. Schedule 4.01(h) sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Seller with respect to the Business, the Purchased Assets or the Seller's securities and a description of the terms of such power. To the knowledge of the Seller, there are no outstanding powers of attorney executed on behalf of the Seller relating to the Purchased Assets.

(i) ACCOUNTS AND NOTES RECEIVABLE. Schedule 4.01(i)(1) is a complete and accurate list as of May 31, 2000, and Schedule 4.01(i)(2) is a complete and accurate list as of a date two days prior to the Closing Date, of all Accounts Receivable and notes receivable of the Seller (including without limitation receivables from and advances to employees and the Members). No claims, or rights of set-off have been asserted, or to the knowledge of the Seller, have been threatened, relating to the amount or validity of any Accounts Receivable and notes receivable, other than rebates and returns in the ordinary course of business.

(j) PERMITS. There are no Permits necessary to conduct the Business as currently being conducted.

(k) REAL PROPERTY. Schedule 4.01(k) contains an accurate description of all real property (including street address, owner, and Seller's use thereof) owned and leased by the Seller or its Affiliates used in the conduct of the Business. To the knowledge of the Seller no party to any lease of the property listed on Schedule 4.01(k) has declared a default thereunder. The Seller does not have any information from any Member, from the lessor under any lease, or from the lessee under any lease, with regard to the real property used in connection with the Business, that would lead the Seller to believe that the lessor or lessee under any such lease will terminate such lease after the consummation of the transactions contemplated by this Agreement

(l) PERSONAL PROPERTY. The Seller currently owns or leases all personal property necessary to conduct the Business as presently conducted.
        Schedule 4.01(l) sets forth a complete and accurate list of all personal property included on the Interim Balance Sheet and May Balance Sheet and all other personal property owned or leased by the Seller with a current book value in excess of FIVE THOUSAND DOLLARS ($5,000), material to the operation of the Business of the Seller as of May 31, 2000 and acquired since May 31, 2000 to Closing, including an indication as to which assets are currently owned or leased, or were formerly owned or leased, by the Seller or Affiliates of the Seller or any Member. All material equipment of the Seller including those listed on Schedule 4.01(l) is in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 4.01(l) are in full force and effect and constitute valid and binding agreements of the Seller, and the Seller is not in breach of any of their respective terms that would have a Material Adverse Effect. All personal property owned by the Seller and the Seller's interests under any leases of personal property, are held free and clear of any Liens other than Permitted Liens.

(m) INTELLECTUAL PROPERTY. Except as set forth in Schedule 4.01(m) or in circumstances under which there would be no Material Adverse Effect on the Business or the Purchased Assets:

        (i) the Seller owns, possesses licenses for, or has valid legal rights to use, all Intellectual Property as is necessary to conduct the Business as currently conducted, free and clear of all Liens other than Permitted Liens;

    (ii) to the knowledge of the Seller, no third party has or is misappropriating, infringing, diluting or violating any Intellectual Property of the Seller;

   (iii) to the knowledge of the Seller, the conduct of the Business as currently conducted and the Seller's use of the Purchased Assets does not infringe upon any Intellectual Property of any Person;

    (iv) no claim, action or proceeding is pending, or, to the knowledge of the Seller, threatened that (A) alleges that the Seller's activities, conduct of its Business or use of any Purchased Assets infringes upon, misappropriates, violates, dilutes or otherwise constitutes the unauthorized use of, the Intellectual Property rights of any Person,
         (B) challenges the ownership, use, validity or enforceability of any Contract relating to any Intellectual Property of Seller, or (C) challenges or questions the validity or effectiveness of any license, instrument or agreement relating to Intellectual Property to which the Seller is a party or by which it is bound;

     (v) all material Contracts relating to Intellectual Property to which the Seller is a party are in full force and effect in accordance with their terms;

    (vi) the Seller has no material obligations to compensate any Person for the use of any Intellectual Property nor has the Seller granted to any Person any license, option or other rights to use in any manner any Intellectual Property of the Seller, whether requiring the payment of royalties or not;

   (vii) none of the Intellectual Property owned by the Seller is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other Governmental Entity that could have a Material Adverse Effect on the Seller; and

  (viii) none of the trademarks, trade names, services marks and Internet domain names (including logos, designs, company names, business names, fictitious names and other Business identifiers) constituting Purchased Assets have been registered and no applications for registration have been filed, in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or in any foreign country.

(n) CUSTOMERS. Schedule 4.01(n) is a complete and accurate list of all customers and clients of the Seller (collectively, the "Customers") as of the Closing. None of the Seller's Customers have canceled or substantially reduced, or, to the knowledge of the Seller and any Member, is currently attempting or threatening to cancel or substantially reduce, any Contracts with the Seller. The Seller has received no material Customer complaints concerning its products and/or services, nor have any of its products or services been the subject of any claims except for normal warranty claims. To the extent that the Seller is performing services for Customers pursuant to an agreement or arrangement that is not a written Contract, neither the Seller nor any Member has any information that would lead it to believe that any Customer will terminate or materially reduce the level of services currently being provided to such Customer by the Seller after the consummation of the transactions contemplated by this Agreement. The Seller has not notified any Customer of the transactions contemplated by this Agreement, except for those Customers that have been identified to the Purchaser and Luminant by the Seller as Customers with whom the Seller has had discussions regarding the transactions contemplated by this Agreement.

(O)     CONTRACTS AND COMMITMENTS.

     (i) Schedule 4.01(o) is a complete and accurate list of all contracts, letters, agreements, leases, licenses, obligations, instruments, offers, commitments, understandings or other arrangements, notes, bonds, mortgages or indentures, written or oral (each a "Contract"), to which the Seller is a party or by which it or its properties are bound (including without limitation Contracts with Customers, joint venture or partnership agreements, Contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, and non-competition agreements or other agreements that restrict or limit the Business of the Seller) that (A) may give rise to obligations or liabilities, (B) generate revenues or income, (C) require the expenditure of revenues or income, or (D) to which any Seller or Affiliate is a party or the Seller or Affiliate is a party or any officer or employee of the Seller is a party as of May 31, 2000 and entered into since May 31, 2000. The Seller has delivered to the Purchaser true and complete copies of all written Contracts.

    (ii) The Seller has complied with all of its commitments and obligations and is not in default under any of the Contracts.

   (iii) Except as set forth in Schedule 4.01(o), all of the Contracts were negotiated at arm's length with third parties not affiliated with the Seller, any Member or any officer or employee of the Seller.

    (iv) Each written Contract is legal, valid, binding and enforceable and is in full force and effect in accordance with its terms.

     (v) Except as set forth on Schedule 4.01(c)(ii), neither the Seller nor any Member has any information that would lead it to believe that as a result of the consummation of the transactions contemplated hereby (A) any Contract constituting a Purchased Asset will be cancelable pursuant to the terms thereof by the other party thereto, or (B) the terms of such Contract or obligations of any party thereto will change in a way materially adverse to Luminant or any of its Subsidiaries. To the knowledge of the Seller and the Members, no other party to any Contract constituting a Purchased Asset is in material default thereunder, or no notice of default has been received by the Seller or any Member.

    (vi) Except as set forth on Schedule 4.01(o), to the Seller's knowledge, none of the Contracts being acquired by the Purchaser as Purchased Assets have been awarded to the Seller on the basis of the Seller being a "women's business enterprise" ("WBE") or "woman-owned business concern" as defined in 48 C.F.R. Section 52.204-5, or a "minority business enterprise" ("MBE") or "minority-owned business concern" as defined in 48 C.F.R. Section 52.219-8. To the knowledge of the Seller and the Members none of such Contracts will be cancelable pursuant to the terms thereof by the other party thereto because neither the Purchaser nor Luminant with qualify as a WBE or MBE.

   (vii) As to each Contract with a Customer in progress that has not been completed (the "Contracts in Progress") as of the date of this Agreement, Schedule 4.01(o) sets forth as of the date of this Agreement the status of completion of each Contract in Progress.

(p) GOVERNMENT CONTRACTS. The Seller is not a party to any government contracts.

(q) INSURANCE. Schedule 4.01(q) sets forth a true and complete list, as of May 31, 2000 and since May 31, 2000, of all insurance policies carried by the Seller and its Affiliates relating to the Business and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Seller has delivered to the Purchaser true and complete copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Seller is otherwise in full compliance with the terms of such policies (or other policies providing substantially similar insurance coverage). To the knowledge of the Seller and any Member, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

(r)     [RESERVED]

(s) NEW YORK LAWS.The Seller has taken all action, if any, required to be taken by it to comply with any New York take-over law or bulk sales act.

(t) LABOR AND EMPLOYMENT MATTERS. With respect to the members, officers and employees of, and consultants and service providers to, the Seller:

     (i) the Seller is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

    (ii) there is not now, nor within the past two (2) years has there been, any unfair labor practice complaint against the Seller pending or, to the knowledge of the Seller or the Members, threatened before the National Labor Relations Board or any other comparable authority;

   (iii) there is not now, nor within the past two (2) years has there been, any labor strike, slowdown or stoppage actually pending or, to the knowledge of the Seller or the Members, threatened against or directly affecting the Seller;

    (iv) the employees of the Seller are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Seller or currently being negotiated by the Seller and to the knowledge of the Seller or the Members, no labor representation organization effort exists nor has there been any such activity within the past two (2) years; and

     (v) all persons classified by the Seller as independent contractors do satisfy and have satisfied the requirements of law to be so classified.

(U)     EMPLOYEE BENEFIT PLANS AND RELATED MATTERS; ERISA.

     (i) Schedule 4.01(u)(i) contains a complete and accurate list of all Benefit Plans and Benefit Arrangements. Schedule 4.01(u)(i) specifically identifies all Benefit Plans (if any) that are Qualified Plans.

    (ii) With respect, as applicable, to Benefit Plans and Benefit
         Arrangements:

      1) the Seller has made available true, correct, and complete copies of the following documents with respect to all Benefit Plans and Benefit Arrangements to the Purchaser: (1) all current plan or arrangement documents and amendments to each; (2) the most recent Forms 5500 or 5500C/R and any attached financial statements and related actuarial reports; (3) the last Internal Revenue Service ("IRS") determination letter that covered the qualification of the entire plan; (4) summary plan descriptions and summaries of material modifications, and any prospectuses that describe the Benefit Arrangements or Benefit Plans;
           (5) employee manuals or handbooks containing personnel or employee relations policies; (6) the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Seller for the last three (3) fiscal years; and (7) any other documents the Purchaser has reasonably requested;

      2)   to the knowledge of the Seller, the Qualified Plans qualify under
           Section 401(a) of the Code; each Benefit Plan and Benefit Arrangement has been maintained in material compliance with its constituent documents and with all applicable provisions of domestic and foreign laws, including federal and state securities laws and any reporting and disclosure requirements; with respect to each Benefit Plan, no transactions prohibited by Code Section 4975 or ERISA Section 406 and no breaches of fiduciary duty described in ERISA Section 404 have occurred, except to the extent that such transaction or breach would not have a Material Adverse Effect on the Seller; and, to the knowledge of the Seller or the Members, no such transaction or breach has occurred;

      3) there are no pending claims (other than routine benefit claims) or lawsuits that have been asserted or instituted by, against, or relating to, any Benefit Plan or Benefit Arrangements, nor, to the knowledge of the Seller, is there any basis for any such claim or lawsuit. No Benefit Plans or Benefit Arrangements are or have been under audit or examination (nor has notice been received of a potential audit or examination) by any domestic or foreign governmental agency or entity, and no matters are pending with respect to any Benefit Plan under the IRS's Employee Plans Compliance Resolutions System or any successor or predecessor program;

      4) no Benefit Plan or Benefit Arrangement contains any provision or is subject to any law that would accelerate or vest any benefit or require severance, termination or other payments or trigger any liabilities as a result of the transactions this Agreement contemplates; no Related Employer has declared or paid any bonus or incentive compensation contingent upon the transactions this Agreement contemplates;

      5) all Benefit Plans and Benefit Arrangements materially comply with the requirements of Part 6 of Title I of ERISA ("COBRA"), Code Section 5000, and the Health Insurance Portability and Accountability Act; the Related Employers have no liability under or with respect to COBRA for their own actions or omissions or those of any predecessor; no employee or former employee (or beneficiary of either) of a Related Employer is entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable law requires;

      6) no liability under Title IV of ERISA has been incurred by the Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Seller or any ERISA Affiliate of incurring any liability under such Title; and

      7) neither the Seller nor any ERISA Affiliate maintains or has ever maintained any Benefit Plan covered by Section 302 of ERISA or
           Section 412 of the Code.

   (iii) Schedule 4.01(u)(iii) sets forth an accurate list with respect to each officer and employee of the Seller as of the date hereof (excluding the Members), whether employed pursuant to a written employment agreement or otherwise, of the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively).

    (iv) The Seller has authorized the termination of its Qualified Plan under Section 401(a) of the Code.

(V)     TAXES.

     (i) (A) All material Tax Returns required to be filed by or on behalf of the Seller (taking into account valid extensions) have been filed; (B) all such Tax Returns filed are complete and accurate in all material respects, and all Taxes owed by or with respect to the Seller (whether or not shown to be due on such Tax Returns) have been paid unless such Taxes are not yet due and payable; and (C) no written claim (other than a claim that has been finally settled) has been made by a taxing authority that the Seller is subject to an obligation to file Tax Returns or to pay or collect Taxes imposed by any jurisdiction in which such entity does not file Tax Returns or pay or collect Taxes. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, franchise, property, gross receipts, withholding, sales, use, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including interest and penalties, and additions thereto; and "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes and any amendment thereof.

    (ii) The Seller has duly and timely withheld all Taxes required to be withheld in connection with its Business and the Purchased Assets, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose.

   (iii) The Seller is not a party to or bound by or has any obligation under any Tax allocation, sharing, indemnification or similar agreement or arrangement; the Seller is not or has not been at any time a member of any group of companies filing a consolidated, combined or unitary income tax return; and the Seller does not have any liability for Taxes of another Person as successor or transferee.

    (iv) The Seller is not currently under audit by any taxing authority and the Seller has made available to the Purchaser and Luminant correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Seller since January 1, 1999.

     (v) There are (and as of immediately following the Closing there will be) no Liens, except for Permitted Liens, on the Purchased Assets or the Business relating to or attributable to Taxes.

    (vi) None of the Purchased Assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

   (vii) None of the Assumed Liabilities is an obligation, Contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Seller, individually or collectively, by which the Purchaser will be bound or will otherwise be obligated to make payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

  (viii) The Seller has been treated as a partnership for U.S. federal income tax purposes at all times since its formation on January 1, 1999, and up to and including the Closing Date. No Person has ever elected that the Seller be treated as an association for federal income tax purposes under Treasury Regulation Section 301.7701-3.

(w) CONFORMITY WITH LAW; LITIGATION. To the knowledge of the Seller, it has not violated any law or regulation or any order of any court or federal, state, municipal or other Governmental Entity having jurisdiction over it that would have a Material Adverse Effect. Except as set forth on
        Schedule 4.01(w), there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Seller and the Members, threatened against or affecting the Seller at law or in equity, or before or by any Governmental Entity having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Seller or against the Purchased Assets or Business. The Seller has not, at any time, been convicted of any crimes, filed for bankruptcy protection or reorganization, or engaged in criminal acts involving fraud, dishonesty or acts of gross negligence. No action, suit, claim or proceeding is pending or, to the knowledge of the Seller threatened, which seeks to enjoin or prohibit the transactions contemplated by this Agreement or any Transaction Document.

(x) NO IMPROPER PAYMENTS. Neither the Seller nor any agent of the Seller, nor, any Person associated with or acting for or on behalf of the Seller, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of what form, whether in money, property, or services (i) to obtain favorable treatment for business secured, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books or records of the Seller. To the knowledge of the Seller and the Members, all of its agents, consultants and employees are in full compliance with the Foreign Corrupt Practices Act of 1977, CODIFIED AS AMENDED at 15 U.S.C. Sections 78m(b)(2),
       78dd-1, 78dd-2, and 78ff(c).

(y)     [RESERVED]

(z) ABSENCE OF CHANGES. Since the Balance Sheet Date, the Seller has conducted its Business in the ordinary course and except as contemplated herein or as set forth on Schedule 4.01(z), there has not been:

     (i) any change in the Business or Purchased Assets that, by itself or together with other changes, has had or would have a Material Adverse Effect;

    (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Business or Purchased Assets that has had or would have a Material Adverse Effect;

   (iii) any increase in the compensation, bonus, accrued or earned bonus, sales commissions or fee arrangements payable or to become payable by the Seller to any of its officers, members, employees, consultants or agents, nor has the Seller entered into or amended any Benefit Arrangement, Benefit Plan, employment, severance or other agreement relating to compensation or fringe benefits;

    (iv) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character that has had or would have a Material Adverse Effect;

     (v) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Seller to any Person, including without limitation the Members and their Affiliates;

    (vi) any cancellation of, or agreement to cancel, any indebtedness, any other obligation owing to the Seller, including without limitation any indebtedness or obligation of any Member or any Affiliate thereof, PROVIDED that the Seller may negotiate and adjust bills in the course of good faith disputes with Customers in a manner consistent with past practice and in the ordinary course of business;

   (vii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Seller or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

  (viii) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Seller;

    (ix) any waiver of any material rights or claims of the Seller;

     (x) any breach, amendment or termination of any material Contract or other right to which the Seller is a party;

    (xi) any transaction by the Seller outside the ordinary course of business;

   (xii) any capital commitment by the Seller, either individually or in the aggregate, exceeding FIVE THOUSAND DOLLARS ($5,000);

  (xiii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Seller or the revaluation by the Seller of any of its assets other than changes in Tax accounting methods or practices required by law;

   (xiv) any creation or assumption by the Seller of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than Permitted Liens);

    (xv) any entry into, amendment of, relinquishment, termination or non-renewal by the Seller of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Seller in excess of FIVE THOUSAND DOLLARS ($5,000);

   (xvi) any loan by the Seller to any Person, any incurring by the Seller of any secured indebtedness, any incurring of any other unsecured indebtedness other than in the ordinary course of business and immaterial in amount, any guaranteeing by the Seller of any indebtedness, any issuance or sale of any debt securities of the Seller or any guaranteeing of any debt securities of others;

  (xvii) the commencement or notice or, to the knowledge of the Seller, threat of commencement of any lawsuit or proceeding against or investigation of the Seller or any of its affairs; or

  (xviii)negotiation or agreement by the Seller, the Members or any officer or employee thereof to do any of the things described in the preceding clauses (i) through (xvii) (other than negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement).

(aa) DISCLOSURE. The Seller has delivered to the Purchaser true and complete copies of each written Contract applicable to the Business. The Schedules hereto prepared by the Seller and delivered to the Purchaser and Luminant are complete and accurate in all material respects.

(bb) SUBSIDIARIES. The Business of the Seller is not conducted through any Subsidiary and the Seller has no Subsidiaries and does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person, nor is the Seller, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity related in any manner to the business of the Seller and the Purchased Assets.

(cc)    CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. Except as set forth on
        Schedule 4.01(cc), no Member (A) owns any property or right, tangible or intangible, which is used in the Business or (B) has any claim or cause of action against the Seller in connection with the Business.

(dd)    TITLE TO PURCHASED ASSETS.  With respect to the Purchased Assets:

     (i) the Seller is the true and lawful owner of, and has good title to, all of the Purchased Assets, free and clear of all Liens other than Permitted Liens;

    (ii) upon execution and delivery by the Seller to the Purchaser of the instruments of conveyance referred to in Section 6.01(f), the Purchaser will become the true and lawful owner of, and will receive good title to, the Purchased Assets, free and clear of all Liens other than Permitted Liens;

   (iii) the Purchased Assets are reasonably adequate for the conduct of the Business as presently conducted. The Purchased Assets set forth on
         Schedule 2.02 comprise all of the equipment used in connection with the Business as presently conducted; and

    (iv) none of the Purchased Assets constitutes a fixture, and the removal thereof will not constitute a default or trigger any additional liability under any lease or sublease to which the Seller or any Member is a party.

(ee) PREDECESSOR STATUS; ETC. Schedule 4.01(ee) sets forth a true and complete list of all legal names, trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) of the Seller and all its predecessor companies during the five-year period immediately preceding the Closing, including without limitation the names of any entities from whom the Seller has acquired material assets. During the five-year period immediately preceding the Closing, the Seller has operated only under the names set forth on
        Schedule 4.01(ee) in the jurisdiction or jurisdictions set forth on
        Schedule 4.01(ee) and has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

(ff) LOCATION OF CHIEF EXECUTIVE OFFICE(S); PURCHASED ASSETS. Schedule 4.01(ff) sets forth the location of the Seller's chief executive offices and the location of all Purchased Assets held on the date hereof by the Seller.

(gg) PERSONNEL TURNOVER. Since January 1, 1999, three(3) people who were employees of the Seller have stopped being employed by for the Seller. Since January 1, 2000, no other Person employed by the Seller on such date has stopped being employed by the Seller.

(hh) AFFILIATE AGREEMENTS. The Members are the only persons who are, in the reasonable judgment of the Seller, Affiliates of the Seller within the meaning of Rule 145 promulgated under the Securities Act.

Section 4.02 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS. To induce the Purchaser and Luminant to enter into this Agreement and to consummate the transactions contemplated hereby, each Member severally and not jointly represents and warrants to the Purchaser and Luminant (subject to any exceptions set forth in any Schedule referred to herein) as follows:

(a) AUTHORIZATION; VALIDITY. Such Member has the sole authority to vote his membership interests in the Seller to approve the execution and delivery of this Agreement and approval of the transactions contemplated herein and the transactions contemplated in the Transaction Documents to which the Seller is a party. Such Member has the full legal right and authority to enter into this Agreement and the Transaction Documents to which such Member is a party and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and the Transaction Documents to which he is a party, by such Member and the performance by such Member of the transactions contemplated herein and therein have been duly and validly authorized by such Member. This Agreement, and the Transaction Documents to which such Member is a party, are legal, valid and binding obligations of such Member enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium o other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such principles of equity are asserted in an action or proceeding at law or in equity) or the discretion of the court before which any action or proceeding may be brought.

(b) NO CONFLICTS; CONSENTS. The execution, delivery and performance of this Agreement, and the Transaction Documents to which such Member is a party and the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof:

        (i) (A) will not result in a violation or breach of the Operating Agreement or any other organizational document of the Seller and
              (B) will not result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any Lien other than a Permitted Lien, upon any of the properties or assets of such Member under (1) any of the terms, conditions or provisions of any Contract to which such Member is a party, or (2) any judgment, order, decree, statute, law, regulation or rule applicable to such Member.

        (ii) To the knowledge of such Member, no consent, approval, order or authorization of, or registration, declaration or filing with, any Person not a party hereto, including any government or any court, administrative agency or commission or Governmental Entity, is required with respect to the execution and delivery of this Agreement and any Transaction Document to which it or he is or will be a party or the consummation by such Member of the transactions contemplated hereby and thereby.

(c) POWERS OF ATTORNEY. Schedule 4.02(c) sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from a Member with respect to the Business, the Purchased Assets or securities of the Seller (including, but not limited to, any pledge of, agreement to transfer, option to acquire, or to vote, a Member's membership interest in the Seller). To the knowledge of such Member, there are no outstanding powers of attorney executed on behalf of any Member relating to the Purchased Assets.

(d) BROKERS AND FINDERS. Such Member does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

(e) LITIGATION. Such Member has not, at any time, been convicted of any crimes (except for minor traffic violations), filed for personal bankruptcy or been the officer or director of an entity that has filed for bankruptcy, or engaged in criminal acts involving fraud, dishonesty, acts of gross negligence or moral turpitude. To the knowledge of such Member no action, suit, claim or proceeding is pending or threatened which seeks to enjoin or prohibit the transactions contemplated by this Agreement or any Transaction Documents.

(f) CUSTOMERS; CONTRACTS. Such Member does not have any information that would lead him to believe that any Customer will terminate or materially reduce the level of services currently being provided to such Customer by the Seller after the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.01(c)(ii), such Member has no information that would lead it to believe that as a result of the consummation of the transactions contemplated hereby (A) any Contract constituting a Purchased Asset will be cancelable pursuant to the terms thereof by the other party thereto, or (B) the terms of such Contract or obligations of any party thereto will change in a way materially adverse to Luminant or any of its Subsidiaries. To the knowledge of such Member, no other party to any Contract constituting a Purchased Asset is in material default thereunder, or no notice of default has been received by such Member.

Section 4.03 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE MEMBERS TO LUMINANT. The Seller (as to the Seller) and each Member (as to such Member only) severally and not jointly represents and warrants to Luminant as follows:

(a) SECURITIES LAW REPRESENTATIONS. The Seller and such Member (A) has such knowledge, sophistication and experience in business and financial matters that the Seller and such Member is capable of evaluating the merits and risks of an investment in the

        Shares, (B) is acquiring the Shares for investment only and not with a view to resale and distribution and has not entered into any contract, undertaking, agreement or arrangement, written or oral, with any other Person to sell, transfer or grant participation in any Shares, except for the Collar, (C) has not been offered the Shares through advertising or general solicitation, (D) fully understands the nature, scope, and duration of the limitations on transfer contained herein and under the Securities Act including Rule 144 and Rule 145 promulgated thereunder, and (E) can bear the economic risk of any investment in the Shares and can afford a complete loss of such investment. The Seller and such Member has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to its satisfaction) from the officers of Luminant and the Purchaser concerning the business, operations and financial condition of Luminant and the Purchaser.

(b) NO PROSPECTUS.The Seller and such Member acknowledges and agrees that neither the Purchaser nor Luminant has or will provide the Seller or the Members with a prospectus for the Seller's and the Members use in selling Shares, except as specifically provided herein.

(C) INVESTOR QUESTIONNAIRES. The Seller and such Member is an accredited investor within the definition of accredited investor under Rule 501(a) of Regulation D promulgated under the Securities Act. The Seller and such Member has completed, executed and delivered an Investor Questionnaire in the form attached hereto as Exhibit D and all information therein is accurate and complete.

(D) RESIDENCY; TAXPAYER. Such Member is a citizen of the United States and a resident of the state set forth opposite his name on Schedule 2.06. Such Member is a U.S. taxpayer.

Section 4.04 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. To induce the Seller and the Members to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser represents and warrants to the Seller and the Members (subject to any exceptions set forth in any Schedule referred to herein) as follows:

(a) DUE ORGANIZATION. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of New York. The Purchaser is in good standing as a foreign corporation in each jurisdiction in which it does business and failure to qualify would have a Material Adverse Effect.

(b) AUTHORIZATION; VALIDITY. The Purchaser has all requisite right, power and authority to enter into and perform its obligations pursuant to the terms of this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and the Transaction Documents to which it is a party, by the Purchaser and the performance by the Purchaser of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action. This Agreement, and the Transaction Documents to which the Purchaser is a party, are legal, valid and binding obligations of the Purchaser enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such principles of equity are asserted in an action or proceeding at law or in equity) or the discretion of the court before which any action or proceeding may be brought.

(c) NO CONFLICTS; CONSENTS. The execution, delivery and performance of this Agreement, and the Transaction Documents to which the Purchaser is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof:

        (i) (A) will not result in a violation or breach of the certificate of incorporation or by-laws of the Purchaser and (B) will not result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, (1) any of the terms, conditions or provisions of any Contract or Permit to which the Purchaser is a party or by which any of its properties or assets may be bound, or (2) any judgment, order, decree, statute, law, regulation or rule applicable to the Purchaser.

        (ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person not a party hereto, including any Governmental Entity, is required in connection with the execution, delivery and performance by the Purchaser of this Agreement and any Transaction Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby.

(d) BROKERS AND FINDERS. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

(e) DISCLOSURE. All Schedules hereto prepared by the Purchaser and delivered to the Seller are accurate and complete in all material respects; and copies of all documents delivered by the Purchaser in connection with the transactions contemplated herein are complete copies of such documents.

Section 4.05 REPRESENTATIONS AND WARRANTIES OF LUMINANT. To induce the Seller and the Members to enter into this Agreement and consummate the transactions contemplated hereby, Luminant represents and warrants to the Seller and the Members (subject to any exceptions set forth in any Schedule referred to herein or the applicable subsection of this Section 4.05), as follows:

(a) DUE ORGANIZATION. Luminant is duly organized, validly existing and in good standing under the laws of the State of Delaware. Luminant is in good standing as a foreign corporation in each jurisdiction in which it does business and failure to qualify would have a Material Adverse Effect.

(b) AUTHORIZATION; VALIDITY. Luminant has all requisite right, power and authority to enter into and perform its obligations pursuant to the terms of this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and the Transaction Documents to which it is a party, by Luminant and the performance by Luminant of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action. This Agreement, and the Transaction Documents to which Luminant is a party, are legal, valid and binding obligations of Luminant enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such principles of equity are asserted in an action or proceeding at law or in equity) or the discretion of the court before which any action or proceeding may be brought.

(c) NO CONFLICTS; CONSENTS. The execution, delivery and performance of this Agreement, and the Transaction Documents to which Luminant is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof:

        (i) (A) will not result in a violation or breach of the certificate of incorporation or by-laws of Luminant and (B) will not result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under (1) any of the terms, conditions or provisions of any Contract or Permit to which Luminant is a party or by which any of its properties or assets may be bound, or (2) any judgment, order, decree, statute, law, regulation or rule applicable to Luminant.

        (ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person not a party hereto, including any Governmental Entity, is required in connection with the execution, delivery and performance by the Purchaser of this Agreement and any Transaction Document to which it is a party or the consummation by Luminant of the transactions contemplated hereby and thereby.

(d) SHARES.The Shares to be delivered pursuant to this Agreement to the Seller or the Members, as the case may be, will be duly authorized, and upon receipt of payment therefore in accordance with the terms hereof, upon delivery will be validly issued, fully paid and nonassessable.

(e) BROKERS AND FINDERS. Luminant has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

(f) SEC FILINGS. Luminant has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Act and the Exchange Act since September 21, 1999 and up to the date hereof and it will file all such documents required to be filed before the Closing (the "Filed Luminant SEC Documents"). As of its filing date, each Filed Luminant SEC Document filed, as amended or supplemented, if applicable, (I) complied in all respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (II) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Filed Luminant SEC Documents (I) complies as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto,
        (II) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (III) fairly presents the consolidated financial position of Luminant and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations, stockholders' equity and cash flows, in each case for the respective periods indicated, consistent with the books and records of Luminant and its Subsidiaries, except that the unaudited interim financial statements are subject to normal year-end adjustments which are not expected to be material in amount.

(h) LIABILITIES AND OBLIGATIONS. Except (I) as discussed in the Filed Luminant SEC Documents, and (II) for normal and recurring liabilities incurred since the date of the latest Balance Sheet included in the Filed Luminant SEC Documents in the ordinary course of business (which shall include borrowings under Luminant's credit facility), Luminant and its Subsidiaries do not have any liabilities which would have a Material Adverse Effect on Luminant and the Subsidiaries, taken as a whole.

(i) ABSENCE OF CERTAIN EVENTS AND CHANGES. Except as otherwise contemplated by this Agreement or any Transaction Documents or as set forth in its Filed Luminant SEC Documents, since March 31, 2000 Luminant has no knowledge of any event, change or development which would have a Material Adverse Effect on Luminant and its Subsidiaries, taken as a whole.

(j) CONFORMITY WITH LAW; LITIGATION. To the knowledge of Luminant and except as set forth in its Filed Luminant SEC Documents, neither it nor any of its Subsidiaries has violated any law or regulation or any order of any court or federal, state, municipal or other Governmental Entity having jurisdiction over it that would have a Material Adverse Effect. Except as disclosed in the Filed Luminant SEC Documents, there are no claims, actions, suits or proceedings, pending or, to the knowledge of Luminant, threatened against or affecting Luminant at law or in equity, or before or by any Governmental Entity having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Except as disclosed in the Filed Luminant SEC Documents, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Luminant of its Subsidiaries that would have a Material Adverse Effect on Luminant and its Subsidiaries, taken as a whole. No action, suit, claim or proceeding is pending or, to the knowledge of Luminant threatened, which seeks to enjoin or prohibit the transactions contemplated by this Agreement or any Transaction Document.

(k) CAPITALIZATION. Since the date of the latest Filed Luminant SEC Document for which capitalization information is presented there have been no material changes to the capitalization of Luminant as set forth in such Filed Luminant SEC Document, except for exercises of options granted pursuant to the terms of Luminant's equity incentive plan and the transactions contemplated by this Agreement.

(l) PERSONNEL TURNOVER. For the period from April 1, 2000 through May 31, 2000, the annualized voluntary turnover of billable personnel employed in the eastern region of the United States of Luminant and its Subsidiaries (excluding resignations and planned terminations of employees (A) formerly employed by Brand Dialogue, (B) in Luminant's and its Subsidiaries' media practice group, (C) in Luminant's and its Subsidiaries' contract staffing practice, and (D) who stopped being employees within the first ninety (90) days of their employment) did not exceed 19%. Luminant has no information that would lead it to believe that there has been a material adverse change in voluntary turnover of billable personnel in the eastern region of the United States of Luminant and its Subsidiaries (excluding resignations and planned terminations of employees (A) formerly employed by Brand Dialogue, (B) in Luminant's and its Subsidiaries' media practice group, (C) in Luminant's and its Subsidiaries' contract staffing practice, and (D) who stopped being employees within the first ninety (90) days of their employment) from May 31, 2000 to and including the Closing Date.

(m) DISCLOSURE. All Schedules hereto prepared by Luminant and delivered to the Seller are accurate and complete in all material respects; and copies of all documents delivered by Luminant in connection with the transactions contemplated herein are complete copies of such documents.

(n) SECOND QUARTER REVENUE. Luminant does not have any knowledge that would lead it to believe that it will report consolidated Second Quarter revenue in an amount that will be materially less than the Second Quarter revenue estimates for Luminant and its Subsidiaries reported as of the Closing Date by Hambrecht & Quist.


                                    ARTICLE V

                                    COVENANTS

Section 5.01 ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, the Seller and the Members will afford to the officers and authorized representatives of the Purchaser and Luminant access to (i) all of the sites, properties, books and records of the Seller and (ii) such additional financial and operating data and other information as to the business and properties of the Seller as the Purchaser or Luminant may from time to time reasonably request, including without limitation, access upon reasonable request to the Seller's employees, Customers and creditors for due diligence inquiry. The Seller and the Members will cooperate with the Purchaser, Luminant and their respective representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement. No information or knowledge obtained in any investigation pursuant to this Section 5.01 shall affect or be deemed to modify any representation or warranty contained in this

Agreement or any Transaction Document or the conditions to the obligations of the parties to consummate the transactions contemplated hereby or thereby.

Section  5.02  NON-DISCLOSURE; CONFIDENTIALITY; PUBLICITY.

(a) Each party hereto (the "Receiving Party") recognizes and acknowledges that it has had in the past, currently has, and in the future may possibly have, access to certain confidential or proprietary information ("Confidential Information") of the other party (the "Disclosing Party"), such as technology, models, data, know-how, trade secrets, Customer lists, financial information and statistical data, operational policies and pricing and cost information that are valuable, special and unique assets of the Disclosing Party. Each Receiving Party (other than the Purchaser and Luminant) agrees that, (and in the case of the Purchaser and Luminant each of them agree that unless the Closing takes place), it or he will not use or disclose Confidential Information of the Disclosing Party to any Person (including Affiliates of such Receiving Party) for any purpose or reason whatsoever, except to officers, directors, members, employees and authorized representatives of the Receiving Party, including counsel and other advisers, for the purpose of negotiating and performing the transactions contemplated in this Agreement and the Transaction Documents or to perform their duties as employees of, Luminant or any of its Subsidiaries, including the Purchaser, following the Closing, provided that such officers, directors, members, employees, representatives and advisers (other than counsel) are bound by or otherwise agree to abide by the confidentiality provisions of this Section 5.02. Notwithstanding anything herein to the contrary, no information disclosed by or on behalf of a Disclosing Party shall be deemed confidential information if (i) such information becomes known to the public generally other than through unauthorized disclosure by the Receiving Party or by Persons to whom the Receiving Party has made the confidential information available, (ii) disclosure is required by law or the order of any Governmental Entity; (iii) the Receiving Party reasonably believes that such disclosure is required in connection with the defense of a claim (including a claim for indemnification) against the Disclosing Party, (iv) such information is independently developed by the Receiving Party, provided that such development was accomplished by or on behalf of the Receiving Party without the use of, or reference to, the Disclosing Party's confidential information, or (v) is disclosed with the consent of the Disclosing Party, provided, further, that prior to disclosing any confidential information pursuant to clause (ii) above, the Receiving Party shall take reasonable steps to give the Disclosing Party sufficient prior notice to allow the Disclosing Party to contest the order or requirement and shall cooperate with efforts to prevent such disclosure. Upon the Closing, this Section
        5.02 supercedes the Confidentiality Agreement dated November 16, 1999 between Luminant and the Seller.

(b) Notwithstanding Article VII or any other provision of this Agreement to the contrary, because of the difficulty of measuring economic losses to the Seller, on the one hand, and the Purchaser and Luminant, on the other hand, as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Seller, on the one hand, or the Purchaser and/or Luminant, on the other hand, for which it would have no other adequate remedy, the parties hereto agrees that the foregoing covenant may be enforced by the Seller, on the one hand, or the Purchaser or

        Luminant, on the other hand, in the event of breach by other parties, by injunctions and restraining orders.

(c) Prior to the Closing, the Seller, the Members, the Purchaser and Luminant will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by the federal securities laws or other law, rule or regulation of any Governmental Entity or by obligations pursuant to any listing agreement with The NASDAQ Stock Market. All parties agree to use reasonable efforts to consult with each other regarding any press release or public statement required by law prior to publishing or filing such release or statement.

Section 5.03 CONDUCT OF BUSINESS PENDING CLOSING. Between May 31, 2000 and the Closing Date, the Seller and the Members will (except as requested or agreed by the Purchaser):

(a) carry on its Business in substantially the same manner as it has heretofore been conducted;

(b) not introduce any new method of management, operation or accounting except any change in Tax accounting required by law;

(c) maintain its properties and facilities related to or affecting the Business, including the Purchased Assets and those held under Leases, in as good working order and condition as at present, ordinary wear and tear excepted;

(d) perform all of its obligations under agreements relating to or affecting the Purchased Assets, the Assumed Liabilities and the Business;

(e) keep in full force and effect present insurance policies or other comparable insurance coverage;

(f) use all commercially reasonable efforts to maintain and preserve its business organization intact, retain its present officers and key employees and maintain its relationships with Customers, creditors and others having business relations with it related to or affecting the Purchased Assets and the Business;

(g) maintain compliance with all laws, rules and regulations, consent orders, and all other orders of applicable courts and Governmental Entities;

(h) maintain present debt and lease instruments and not enter into new or amended debt instruments or Leases; and

(i) maintain salaries, bonus and commission levels as set forth on Schedule 4.01(u)(iii) for all officers, employees, members, agents, representatives and independent contractors.

Section 5.04 PROHIBITED ACTIVITIES. Between May 31, 2000 and the Closing Date and to the extent relating to the Business or the Purchased Assets, neither the Seller nor any Member will, without the prior written consent of the Purchaser:

(a)     make any material changes to the Operating Agreement of the Seller;

(b) make any distribution (whether in cash, securities or property) in respect of its membership interests whether now or hereafter outstanding or purchase, redeem or otherwise acquire or retire for value any membership interests or issue, deliver or sell, authorize or propose the issuance, delivery or sale of any membership interests, rights, options, warrants, calls, conversion rights or commitments or other securities of any kind (including debt securities), or authorize or propose any change in its equity capitalization;

(c) enter into any Contract or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, including Contracts to provide services to Customers related to or affecting the Purchased Assets or the Business, except in the ordinary course of business and that are not material individually or in the aggregate;

(d) create or assume any Lien other than Permitted Liens upon any Purchased Assets or the Business whether now owned or hereafter acquired;

(e) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment constituting Purchased Assets;

(f) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Business;

(g) merge or consolidate or agree to merge or consolidate with or into any other Person;

(h) waive any material rights or claims of the Seller that would have a Material Adverse Effect on the Purchased Assets or the Business, provided that the Seller may negotiate and adjust receivables in the course of good faith disputes with Customers in a manner consistent with past practice;

(i) commit a breach of or amend or terminate any Contract or other right that would have a Material Adverse Effect on the Purchased Assets or the Business;

(j) enter into any other transaction that might reasonably be expected to affect the Purchased Assets or the Business that is (i) not negotiated at arm's length with a third party not affiliated with the Seller or any Member or any Affiliate thereof (ii) outside the ordinary course of business consistent with past practice, or (iii) prohibited hereunder;

(k) commence a lawsuit other than for routine collection of bills, related to the Business or the Purchased Assets;

(l)     revalue any of the Purchased Assets related to the Business;

(m) make any tax election other than in the ordinary course of business and consistent with past practice or required by law, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, that might affect the Business, without the prior written consent of the Purchaser, except to the extent that such action would not have an adverse Tax effect on the Purchaser or its Affiliates;

(n)     admit any new members;

(o) hire any additional employees or engage any additional consultants, except in the ordinary course of business;

(p) except as set forth in Schedule 5.18(b), change compensation, bonus or commission levels or accelerate, or grant, any bonus or compensation payments to any member, officer, employee, consultant or agent of the Seller;

(q)     adopt, amend or terminate any Benefit Plan or Benefit Arrangement; or

(r) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.04(a) through (q) above, or any action that would make any of the representations and warranties of the Seller or the Members contained in this Agreement untrue or result in any of the conditions set forth in Sections 6.01 or 6.02 not to be satisfied.

Section 5.05 EXCLUSIVITY. None of the Seller, the Members or any officer, employee, consultant, agent or representative of the Seller or any Member will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly: (A) solicit, encourage or initiate the submission of proposals or offers from any Person for, (B) participate in any discussions pertaining to, or (C) furnish any information to any Person other than the Purchaser or Luminant relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Seller or a merger, consolidation or business combination of the Seller. In addition to the foregoing, if the Seller or any Member receives any unsolicited offer or proposal, or has actual knowledge of any unsolicited offer or proposal, relating to any of the above, the Seller or such Member shall immediately notify the Purchaser thereof, including the identity of the Person making such offer or proposal and the specific terms of such offer or proposal.

Section 5.06 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.06 shall not, without the express written consent of the other parties be deemed to (A) modify the representations or warranties hereunder of the party delivering such notice, (B) modify the conditions set forth in Sections 6.01 or 6.02 hereof, or (C) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.07 RESTRICTIONS. The Seller and each Member acknowledges and agrees that none of the Shares have been registered under the Securities Act or any state blue sky or securities laws. The Seller and each Member covenants and agrees with Luminant that neither the Seller nor any Member will not dispose of any Shares except pursuant to (A) an effective registration statement under the Securities Act or (B) an applicable exemption from registration under the Securities Act and applicable state blue-sky and securities laws. In connection with any sale by the Seller or a Member pursuant to clause (B) of the preceding sentence , the Seller or such Member shall furnish to Luminant an opinion of counsel reasonably satisfactory to Luminant to the effect that such exemption from registration is available in connection with such sale, except that no opinion shall be required to be furnished to Luminant in connection with transfers of Shares by the Seller to any Member or pursuant to the Collar. All stock certificates representing Shares shall bear legends to the foregoing effect. The Seller and each Member acknowledges that except as provided in
Article VIII of this Agreement, it or he has no right to require Luminant to register the Shares. The Seller and each Member understands and agrees that each certificate representing Shares shall bear the following legends:


               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

And shall bear the following legends as applicable:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE ESCROW AGREEMENT DATED AS OF JUNE 22, 2000 (THE "ESCROW AGREEMENT"), BY AND AMONG THE ISSUER, NEW YORK CONSULTING PARTNERS, LLC, AMERICAN STOCK TRANSFER & TRUST COMPANY AS ESCROW AGENT, AND ELIZABETH HAAS-EDERSHEIM AS MEMBERS' REPRESENTATIVE."

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN ASSET PURCHASE AGREEMENT DATED AS OF MAY 31, 2000 (THE "ASSET PURCHASE AGREEMENT"), BY AND AMONG THE ISSUER AND NEW YORK CONSULTING PARTNERS, LLC AND THE OTHER SIGNATORIES THERETO. YOU MAY OBTAIN A COPY OF THE ASSET PURCHASE AGREEMENT BY CONTACTING THE SECRETARY OF THE ISSUER."

and the Seller and each Member agrees to transfer Shares only in accordance with the provisions of such legends. After the Shares are no longer Restricted Securities and the federal and applicable state securities laws do not require all or part of such legend be placed upon a certificate, or the subject matter of the legend is not longer applicable, Luminant shall, upon receipt by Luminant of evidence reasonably satisfactory to it that such requirement has terminated and upon the written request of the Seller or a Member issue certificates for the Shares that do not bear such legend.

Section 5.08 FURTHER ASSURANCES. Following the Closing Date, each party shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by another party hereto, to carry-out the transactions contemplated by this Agreement and the Transaction Documents and render effective the consummation of the transactions contemplated hereby and thereby. In connection therewith, if required, the members, tax matters member, managing member, president or chief financial officer of the Seller will execute any documentation reasonably required by Luminant's independent public accountants (in connection with such accountant's audit of the Seller) or the NASDAQ National Market. The Sellers and each Member will also cooperate and use their reasonable efforts to have the present officers, members, consultants and employees of the Seller cooperate with the Purchaser, Luminant and its Subsidiaries on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

Section 5.09 [RESERVED]

Section 5.10 NON-COMPETITION OR NON-DISCLOSURE AGREEMENTS OR COVENANTS BINDING ON EMPLOYEES OR INDEPENDENT CONTRACTORS OF THE SELLER. The Seller agrees to release, and hereby does release any non-disclosure or confidentiality agreements or non-competition agreements or the non-disclosure, confidentiality, restrictive covenants and/or non-competition provisions of any other agreements binding on any employee or independent contractors of the Seller if such employee is offered employment or such independent contractor is engaged by Luminant or any of its Subsidiaries, including the Purchaser, in connection with the transactions contemplated by this Agreement. The Seller covenants and agrees that it will not release its employees or independent contractors from and shall enforce any non-disclosure, confidentiality, restrictive covenant or non-competition agreements or provisions binding on its employees or independent contractors if any of its employees or independent contractors seek employment or become employed by any Person or business which competes with the Business.

Section 5.11 CONTRACTS IN PROGRESS. The Seller and the Members shall forward promptly to the Purchaser any monies, checks or instruments received by the Seller or such Member after the Closing Date with respect to the Contracts in Progress on account of work performed on or after June 1, 2000 (other than Contingent Contracts that shall be treated in accordance with Section 2.09) and the Purchaser shall forward promptly to the Seller or the Members any monies, checks or instruments received by the Purchaser, Luminant or any of its Subsidiaries after the Closing Date with respect to Accounts Receivable relating to work performed to and including May 31, 2000. From and after the Closing, the Seller and each Member shall refer all Customer and other inquiries relating to the Business to the Purchaser.

Section 5.12 TRADEMARK; USE OF NAME.

(a) Pursuant to the terms of this Agreement, the trademark "NYCP," any logo currently used in connection with that trademark (a "Logo") and the Internet domain name "nycp.com" are Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Seller and the Members covenant and agree that at no time hereafter shall the trademark "NYCP," a Logo or the Internet domain name "nycp.com" be used or published by the Seller or any Member, nor shall the Seller or any Member authorize or allow any other Person to use or publish the trademark "NYCP," a Logo or the Internet domain name "nycp.com" in connection with, (A) any Competing Business, so long as any Member is subject to the non-competition provisions of his or her employment agreement with Luminant, the forms of which are attached hereto as Schedule 6.01(e), and (B) the offering, sale or provision of consulting services during the Restricted Period.

(b) The Seller and the Members covenant and agree that from and the after the Closing Luminant and its Subsidiaries have a perpetual, non-exclusive, royalty free license to continue to use the trademark "NYCP" and any Logo with respect to such trademark for legal related purposes (including, but not limited to, use of "NYCP" in its filings with the SEC) but not for the purpose of conducting any business or other activities using such trademark or Logo.

(c) The Seller and the Members covenant and agree that from and the after the Closing Luminant and its Subsidiaries have a non-exclusive, royalty free license to use the Internet domain name "nycp.com" until December 31, 2000.

(d) The Purchaser and Luminant agree that from and after the Closing the Seller has a perpetual, non-exclusive, royalty free license to continue to use the trademark and name "New York Consulting Partners" for legal related purposes but not for the purpose of conducting any business or other activities using such name.

SECTION 5.13 FIRPTA COMPLIANCE. On the Closing Date, the Seller and each Member shall deliver to the Purchaser a properly executed Certification of Non-Foreign Status Entity Transferor or Certification of Non-Foreign Status Individual Transferor, as applicable (collectively, the "FIRPTA Certificates") in the applicable form attached hereto as Exhibit E.

Section 5.14 RESERVE FOR CERTAIN LIABILITIES. The Seller and the Members shall, so far as is practicable, apply as much of the Cash Consideration as it or they receives under this Agreement as may be necessary to pay the Seller's liabilities which exist on the Closing Date, other than Assumed Liabilities. Notwithstanding anything in this Agreement to the contrary, the Seller shall retain TWO HUNDRED THOUSAND DOLLARS ($200,000) in a bank account or in another account from which the funds will be readily accessible until July 1, 2000 to pay any Excluded Liabilities.

Section 5.15 [RESERVED]

Section 5.16 STOCK EXCHANGE LISTING. Luminant shall file any required notifications or other applications with NASDAQ regarding the issuance of the Shares and listing on the NASDAQ National Market.

Section 5.17 BOOKS AND RECORDS. Notwithstanding the transfer of the books and records of the Seller to the Purchaser pursuant to this Agreement, the Seller and each Member shall continue to have access to such books and records following Closing upon reasonable written notice to Luminant during normal business hours for the sole purpose of preparing tax returns or otherwise responding to audits thereof or inquiries regarding same until the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation relating to taxes. After the Closing, the Seller shall be entitled to retain copies of the books and records being transferred to the Purchaser and Luminant as Purchased Assets at Closing, subject to the confidentiality and non-disclosure obligations of Section 5.02 hereof and the other applicable provisions of this Agreement.

Section 5.18 EMPLOYMENT MATTERS. Luminant and/or the Purchaser covenant and agree as follows:

(a) As soon as practicable after the Closing, Luminant shall make option grants to the employees named on Schedule 5.18(a) in the amounts indicated opposite each employee's name pursuant to Luminant's standard option plan on terms comparable to those that apply to first time hires of the Luminant;

(b) Contemporaneously with the Closing, the Purchaser shall make employment offers to each Person listed on Schedule 5.18(b) in accordance with the salary set forth on Schedule 5.18(b), provided that such Person has satisfied a performance criteria substantially comparable to the criteria used by the Seller as of the Closing Date to evaluate employee performance and make compensation adjustments for its employees; provided, further, that if such Person has not satisfied such performance criteria, the Purchaser shall make an employment offer to such Person on substantially the same salary terms as those provided by the Seller to such Person on the Closing Date; and

(c) The Purchaser shall assume the obligations in respect of the Person named on Schedule 5.18(c) who has recently graduated from graduate school in accordance with the terms described on such Schedule so long as the Person named thereon accepts employment with the Purchaser or Luminant or any of its Subsidiaries and continues to be an employee of the Purchaser or Luminant or any of its Subsidiaries during the period specified on Schedule 5.18(c). With respect to the Persons named on
        Schedule 5.18(c) who are not currently attending graduate school, the Purchaser shall offer such Person financial assistance to attend graduate school on a basis and terms substantially comparable to the financial assistance offered by the Seller to its employees on the date of this Agreement as set forth in Schedule 5.18(c), provided all of the following conditions are satisfied: (A) such Person is an employee of the Purchaser, Luminant or any of its Subsidiaries prior to starting graduate school, does not become employed by any other Person while attending graduate school (other than for part-time employment with a Person that is not a Competing Business or part-time employment of ten
        (10) hours or less per week with a Competing Business) and rejoins the Purchaser, Luminant or any of its Subsidiaries as an employee after graduating from graduate school in accordance with his arrangement with the Purchaser, Luminant or such other Subsidiary, (B) the Purchaser, Luminant or such Subsidiary shall determine, in its sole discretion, that it desires such Person to return to work for it following his graduation from graduate school, (C) such Person graduates from graduate school with a masters in business administration degree, and (D) such Person agrees to return to work for Luminant for at least a period of two (2) years following his graduation from graduate school.

Section 5.19 HEDGE TRANSACTION. Notwithstanding anything to the contrary in this Agreement or the policies of Luminant, Luminant acknowledges that its Board has authorized a deviation from those policies entitling the Seller and/or the Members to enter into a Collar with respect to 200,000 of the Initial Shares, and to pledge those Initial Shares in connection with the entering into of such Collar.

Section 5.20 REPORTS UNDER EXCHANGE ACT. With a view to making available to the Seller and the Members the benefits of Rule 144 promulgated under the Securities Act, or any successor law thereto with comparable requirements, so long as the Seller or any Member holds "Restricted Securities" (as defined in Rule 144(a)(3)), Luminant agrees to:

(a) use commercially reasonable efforts to file with the SEC in a timely manner (or within an available filing extension) all reports and other documents required to be filed by Luminant pursuant to the Exchange Act; and

(b) so long as the Seller or any Member own Shares that are not otherwise freely tradable, promptly upon request, provide to the Seller or any
        Member:

        (i) a written statement that it has filed the reports required to be filed by it pursuant to the Exchange Act; and

        (ii) a copy of its most recent annual or quarterly report and such other reports and documents filed pursuant to the Exchange Act.

Section 5.21 TAX COOPERATION. The Seller, the Members and the Purchaser shall, and shall cause their respective affiliates to, (x) provide each other with such assistance as may reasonably be required in connection with the preparation of any Tax Returns, the conduct of any audit or other examination by any taxing authority or judicial or administrative proceedings relating to any liability for Taxes, (y) retain and provide each other with all records or other information, including payroll records, that may be relevant to the preparation of any Tax Returns, the conduct of any audit or examination or other Tax proceeding and (z) provide each other with any final determination of any such audit, examination or other proceeding that affects any amount required to be shown on any Tax Return filed by the other party for any Taxable period. The Seller, the Members and the Purchaser shall retain all relevant documents, including prior years' Tax Returns, supporting work schedules and other records or information that may be relevant to such Tax Returns and shall not destroy or other wise dispose of any such records until such time as the statute of limitations (including extension) with respect to such Tax Return expires.

Section 5.22 LEASES. Neither the Seller nor any of its Affiliates will give notice to any lessor of termination of any lease so long as the Seller receives remuneration from Luminant or any of its Subsidiaries with respect to such lease.

SECTION 5.23 VISA APPLICATIONS. From and after the Closing, the Seller shall use its best efforts to file any documentation necessary to transfer promptly to Luminant the current work permits and permanent residency or "greencard" applications with respect to the Persons set forth on Schedule 5.23. In connection with such transfer of permits and applications, so long as such Person continues to be an employee of the Purchaser, Luminant or any of its Subsidiaries, the Purchaser, Luminant or such Subsidiary, as applicable, shall use its best efforts to assist and cooperate with the Seller with respect to the transfers of such work permits and permanent residency or "greencard" applications. In the event that such permits and applications are transferred to the Purchaser, Luminant or such Subsidiary, as applicable, within three (3) months from the Closing Date, so long as such Person continues as an employee of the Purchaser, Luminant or such Subsidiary, as applicable, (A) the Purchaser, Luminant or such Subsidiary shall assume all obligations of an employer relating to such permits and applications, and, (B) if such Person shall have applied or shall apply for permanent residency or a "greencard," the Purchaser, Luminant or such Subsidiary shall sponsor such Person for his permanent residency or "greencard."

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

Section 6.01 CONDITIONS TO CLOSING OBLIGATIONS OF THE PURCHASER AND LUMINANT. The obligations of the Purchaser and Luminant to consummate the transactions contemplated in this Agreement and the Transaction Documents at the Closing shall be subject to the satisfaction prior to the Closing of each of the following conditions, each of which may be waived only if it is legally permissible to do so and at the sole discretion of the Purchaser and Luminant:

(a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Seller and Members contained in this Agreement and the Transaction Documents to which each of them is a party that are qualified as to materiality shall be true, correct and complete, and those that are not so qualified shall be true, correct and complete in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true, correct and complete, and those that are not so qualified shall be true, correct and complete in all material respects, on and as of such earlier date) with the same effect as though such representations and warranties had been made on and as of such date.

(b) NO LITIGATION. No statute, rule, regulation, executive order, decree, temporary restraining order, investigation, suit, proceeding, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity that presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or any of the Transaction Documents or the obtaining of material damages or other relief from the Purchaser or Luminant in connection therewith, and there shall be no action, suit, claim or proceeding of any nature pending or threatened against the Purchaser, Luminant, the Seller or Members, their respective properties or any of their respective officers, directors or members, that would have a Material Adverse Effect on the Business or Purchased Assets.

(c) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse changes in the business, operations, affairs, Customer relationships, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Seller since the date of this Agreement, and the Purchaser and Luminant shall have received a certificate signed on behalf of the Seller and by the Members dated the Closing Date to such effect.

(d)     [RESERVED]

(e)     EMPLOYMENT AGREEMENTS. Each of the Members (other than the Elizabeth A.
        H. Edersheim Year 2000 Family Trust) shall have entered into an employment agreement with Luminant substantially in the form attached as
        Schedule 6.01(e).

(f) DELIVERABLES OF THE SELLER AND MEMBERS. The Seller and/or the Members, as applicable, shall have delivered to the Purchaser on or before the Closing the following:

        (i) the Blanket Conveyance, General Assignment and Bill of Sale in the form of Exhibit A attached hereto;

        (ii) such other instruments of sale, transfer, conveyance, and assignment as the Purchaser or its counsel, reasonably may request;

        (iii) the FIRPTA Certificates in the form attached hereto as Exhibit E;

        (iv)  the Escrow Agreement in the form attached hereto as Exhibit F; and

        (v) executed and conformed copies of such other certificates, letters and documents as the Purchaser and Luminant may reasonably request and as are customary for transactions such as those contemplated by this Agreement.

(g) PERFORMANCE OF OBLIGATIONS OF THE SELLER AND MEMBERS. The Seller and each Member shall have performed or complied in all material respects with all terms, obligations, covenants and conditions of this Agreement and any Transaction Document to which it or he is a party and which are required to be complied with, performed or satisfied on or before the Closing and the Purchaser and Luminant shall have received a certificate signed by Seller and by each Member to such effect.

Section 6.02 CONDITIONS TO CLOSING OBLIGATIONS OF THE SELLER AND MEMBERS. The obligations of the Seller and the Members to consummate the transactions contemplated in this Agreement and the Transaction Documents at the Closing shall be subject to the satisfaction prior to the Closing of each of the following conditions, each of which may be waived only if it is legally permissible to do so and at the sole discretion of the Seller and Members:

(a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Purchaser and Luminant contained in this Agreement and the Transaction Documents to which each of them is a party that are qualified as to materiality shall be true, correct and complete, and those that are not so qualified shall be true, correct and complete in all material respects, as of the date of this

        Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true, correct and complete, and those that are not so qualified shall be true, correct and complete in all material respects, on and as of such earlier date) with the same effect as though such representations and warranties had been made on and as of such date.

(b) NO LITIGATION. No statute, rule, regulation, executive order, decree, temporary restraining order, investigation, suit, proceeding, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity that presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or any of the Transaction Documents or the obtaining of material damages or other relief from the Seller or any Member in connection therewith, and there shall be no action, suit, claim or proceeding of any nature pending or threatened against the Purchaser, Luminant, the Seller or Members, their respective properties or any of their respective officers, directors or members, that would have a Material Adverse Effect on the Business or Purchased Assets.

(c) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse changes in the business, operations, affairs, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Purchaser or Luminant since the date of this Agreement, and the Seller and the Members shall have received a certificate signed on behalf of the Purchaser and Luminant dated the Closing Date to such effect.

(d)     [RESERVED]

(e) DELIVERABLES OF THE PURCHASER OR LUMINANT. Luminant or the Purchaser shall have delivered to the Seller and the Members on or before the Closing the following:

        (i) the Blanket Conveyance, General Assignment and Bill of Sale in the form of Exhibit A attached hereto;

        (ii) (A) an Assumption of Liabilities Agreement in the form attached hereto as Exhibit B and (B) such other instruments of assumption as either the Seller or the Members, or their counsel reasonably may request;

        (iii) the Escrow Agreement in the form attached hereto as Exhibit F;

        (iv) the Cash Consideration and a letter from Luminant to its Transfer Agent confirming the issuance of the Share Consideration and directing the Transfer Agent to prepare and deliver stock certificates representing the Share Consideration taking into account the Escrowed Shares pursuant to Section 2.08; and

        (v) executed and conformed copies of such other certificates, letters and documents as the Seller and the Members may reasonably request and as are customary for transactions such as those contemplated by this Agreement.

(f) EMPLOYMENT AGREEMENTS. Luminant shall have entered into an employment agreement with each Member (other than the Elizabeth A. H. Edersheim Year 2000 Family Trust) substantially in the form attached as Schedule 6.01(e).

(g) PERFORMANCE OF OBLIGATIONS OF THE PURCHASER AND LUMINANT.The Purchaser and Luminant shall have performed or complied in all material respects with all terms, obligations, covenants and conditions of this Agreement and any Transaction Document to which it is a party and which are required to be complied with, performed or satisfied on or before the Closing and the Seller shall have received a certificate signed by Purchaser to such effect.

                                   ARTICLE VII

                                 INDEMNIFICATION

Section 7.01 GENERAL INDEMNIFICATION BY THE SELLER AND THE MEMBERS. The Seller and its successors and assigns (the "Seller Indemnifying Parties"), covenant and agree to indemnify, defend, protect and hold harmless the Purchaser, Luminant and their respective officers, directors, employees, stockholders, Affiliates, agents, successors and assigns (individually, a "Luminant Indemnified Party" and collectively, "Luminant Indemnified Parties") from, against and in respect of any and all liabilities, losses, claims, damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation costs of investigation and reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, the "Damages") suffered, sustained, incurred or paid by a Luminant Indemnified Party in connection with, resulting from, or arising out of, directly or indirectly:

(a) any breach of any representation or warranty of the Seller and/or the Members set forth in this Agreement or any Transaction Document to which it or he is a party or any schedule or certificate, delivered by or on behalf of the Seller and/or any Member in connection herewith or therewith; or

(b)     any Excluded Liability; or

(c) any breach or nonfulfillment of any covenant, obligation, condition or agreement on the part of the Seller or any Member required to be performed prior to or after the Closing Date set forth in this Agreement or any Transaction Document to which it or he is a party; or

(d) the Business, operations or assets of the Seller prior to the Closing or the actions or omissions of the Seller's members, officers, employees, independent contractors, agents or representatives prior to the Closing Date (in each case other than Assumed Liabilities); or

(e) any liability for Taxes pursuant to the terms of Section 2.04 of this Agreement; or

(f) bulk transfer laws or similar laws that may be applicable to the transactions contemplated in this Agreement; or

(g)     [Reserved]; or

(h) arising out of any instructions received by the Purchaser or Luminant in writing from the Members' Representative; or

(i)     incident to any of the foregoing or to the enforcement of this
        Section 7.01;

PROVIDED, HOWEVER, that in no such case shall this Section 7.01 be construed to limit the legal or indemnity rights that a Luminant Indemnified Party may have pursuant to any Transaction Document.

Section 7.02 INDEMNIFICATION BY LUMINANT. Luminant and its successors and assigns (the "Luminant Indemnifying Parties"), covenant and agree to indemnify, defend, protect and hold harmless the Seller, the Members, the Seller's officers, employees, Affiliates, agents, successors and assigns (individually, a "Seller Indemnified Party" and collectively, "Seller Indemnified Parties") from, against and in respect of Damages suffered, sustained, incurred or paid by a Seller Indemnified Party in connection with, resulting from, or arising out of, directly or indirectly:

(a) any breach of any representation or warranty of the Purchaser and/or Luminant set forth in this Agreement or any Transaction Document to which the Purchaser and/or Luminant is a party or any schedule or certificate, delivered by or on behalf of the Purchaser and/or Luminant in connection herewith or therewith; or

(b) any breach or non-fulfillment of any covenant or agreement on the part of Luminant or the Purchaser required to be performed by it either prior to or after the Closing in this Agreement or any Transaction Document to which Luminant or the Purchaser is a party under this Agreement; or

(c)     any Assumed Liability; or

(d)     incident to any of the foregoing or to the enforcement of this Section
        7.02;

PROVIDED, HOWEVER, that in no such case shall this Section 7.02 be construed to limit the legal or indemnity rights that a Seller Indemnified Party may have pursuant to any Transaction Document.

Section 7.03 DEFENSE. Any Indemnifying Party shall reimburse any Indemnified Party for any legal or other expenses incurred by such Indemnified Party for which it is entitled to reimbursement under this Article VII relating to the investigation or defense of the subject Claim as such expenses are incurred.

SECTION  7.04  INDEMNIFICATION PROCEDURES--THIRD PARTY CLAIMS.

(a) Promptly after receipt by a Seller Indemnified Party or Luminant Indemnified Party, as the case may be (each an "Indemnified Party" and collectively, the "Indemnified Parties"), of notice of the commencement of any action or the written assertion of any claim (a "Claim"), such Indemnified Party shall notify the Seller Indemnifying Party or Luminant Indemnifying Party, as the case may be (each an "Indemnifying Party" and collectively, the "Indemnifying Parties") in writing of the commencement or the written assertion thereof. Failure by an Indemnified Party to so notify the Indemnifying Party shall relieve the Indemnifying Party from the obligation to indemnify such Indemnified Party only to the extent that the Indemnifying Parties suffers actual and material prejudice as a result of such failure but in no event shall such failure to notify the Indemnifying Party (i) constitute prejudice suffered by the Indemnifying Parties if it has otherwise received notice of the actions giving rise to such obligation to indemnify or (ii) relieve it from any liability or obligation that it may otherwise have to such Indemnified Party under this Agreement or any Transaction Document.

(b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within thirty (30) days after receipt from the Indemnified Party of notice of such Claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such Claim ("Defense Counsel"), to conduct at its expense the defense against such Claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld; in which event the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise actual conflicts of interest between the Indemnifying Party and the Indemnified Party (except that the fact that one party is an Indemnifying Party and one party is an Indemnified Party shall not in and of itself constitute such a conflict of interest), the Indemnified Party may retain counsel satisfactory to it, and the Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the Indemnified Party, PROVIDED, FURTHER, that (i) the Indemnifying Party shall be obligated to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction (except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding); (ii) if the Indemnifying Party shall fail to give such notice, it shall be deemed to have elected not to conduct the defense of the subject claim, in which event the Indemnified Party shall have the right to conduct such defense in good faith at the expense of the Indemnifying Party, (iii) the Indemnified Party may exercise its right at its expense to participate in the defense assisted by counsel of its own choosing, (iv) the Indemnified Parties shall cooperate in the defense of any such matter and (v) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent.

(c)     [Reserved]

(d) Neither the Indemnifying Party nor any Indemnified Party will enter into any compromise, settlement, consent to the entry of any judgment in any pending or threatened action or proceeding or cease to defend against such action or proceeding, without the prior written consent of the Indemnified Parties, on the one hand, or the Indemnifying Party, on the other hand, as the case may be, which consent shall not be unreasonably withheld.

(e) The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense, settlement or compromise of any action or proceeding to the extent that action or proceeding seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially and adversely interfere with the business, assets, properties or condition (financial or otherwise) of the Indemnified Party (and the cost of such defense shall constitute Damages for which the Indemnified Party is entitled to indemnification hereunder). If the Indemnified Party shall control the defense, settlement or compromise of such action or proceeding pursuant to this Section 7.04(e), the Indemnifying Party shall be entitled to participate therein at its own expense.

(f) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party and Indemnified Parties, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

(g) The "Members' Representative" shall have all authority to receive notice and the power to make all decisions with respect to claims for indemnification under this Article VII and the actions and decisions of the Members' Representative shall be binding upon the Seller and all Members.

Section 7.05 INDEMNIFICATION PROCEDURE--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party action or proceeding may be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of thirty (30) days within which to satisfy such Damages. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party will be deemed to have rejected such claim for indemnification, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under Sections 7.07 and 7.08(b). A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 7.05 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice suffers actual and material prejudice as a result of such failure but in no event shall such failure to notify the Indemnifying Party (i) constitute prejudice suffered by the Indemnifying Parties if it has otherwise received notice of the actions giving rise to such obligation to indemnify or (ii) relieve it from any liability or obligation that it may otherwise have to such Indemnified Party under this Agreement or any Transaction Document.

Section 7.06 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants made by the parties hereto in or pursuant to this Agreement or in any Transaction Document to which it or he is a party shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations, warranties, covenants, and agreements included in this Agreement shall survive for a period of twenty-four (24) months, except that (A) the covenants and/or obligations set forth in Sections (1) 3.03 (Allocations), (2) 5.01 (Access and Information), (3) 5.02(c) (Publicity), (4) 5.03 (Conduct of Business Pending Closing); (5) 5.04 (Prohibited Activities); (6) 5.05 (Exclusivity); (7) 5.06 (Notification of Certain Matters); (8) 5.07 (Restrictions), (9) 5.10 (Non-Competition or Non-Disclosure Agreements or Covenants Binding on Employees or Independent Contractors of the Seller); (10) 5.11 (Contracts-in-Progress), (11) Section
5.16 (Stock Exchange Listing), (12) 5.17 (Books and Records), (13) 5.18 (Employment Matters); (14) 5.20 (Reports Under Exchange Act); (15) 5.19 (Hedge Transaction), (16) 5.22 (Leases), (17) 5.23 (Visa Applications); (18)
Article VIII (Registration Rights); and (19) Article X (Non-Competition), shall each survive for a period that is the longer of (X) twenty-four (24) months; (Y) the time specified therein or (Z) the time that all obligations of all parties under the applicable Section or Article, as the case may be, have been fully performed in accordance with the applicable terms and are not subject to any dispute; (B) the representations set forth in Sections 4.01(v) (Taxes), 4.01(u) (Employee Benefit Plans and Related Matters; ERISA), and
4.03 (Representations and Warranties of the Seller and Members to Luminant), and 4.05(d) (Shares) shall survive until the date that is ninety (90) days after the expiration of the longest applicable federal or state statute of limitations; and (C) the obligations set forth in Sections 2.04 (Taxes), 5.02(a) (Non-Disclosure; Confidentiality), 5.08 (Further Assurances), 5.12 (Trademark; Use of Name), Section 5.21 (Tax Cooperation) and Articles VII (Indemnification) and XI (Miscellaneous), shall survive indefinitely.

Section  7.07  LIMITATION AND EXPIRATION.

(a) Notwithstanding Section 7.01 the Seller Indemnifying Party shall not be liable to indemnify and defend any Luminant Indemnified Party unless and until the aggregate amount of Damages incurred by all Luminant Indemnified Parties exceeds $25,000 (the "Indemnification Threshold"), at which time the Seller Indemnifying Party will be obligated to indemnify the Luminant Indemnified Parties with respect to the aggregate amount of all Damages in excess of that Indemnification Threshold; provided, that the Indemnification Threshold shall not apply to (A) breaches of the covenants of the Sellers or any Member set forth in this Agreement to be performed after the Closing Date, (B) Damages arising out of the bad faith, willful misconduct, intentional fraud or gross negligence of the Seller or any Member, or (C) Damages for which insurance payments are available under Section 7.09, or (D) any Excluded Liabilities, or (E) breaches of Article X.

(b) Notwithstanding Section 7.02 the Luminant Indemnifying Party shall not be liable to indemnify and defend any Seller Indemnified Party unless and until the aggregate amount of Damages incurred by all Seller Indemnified Parties exceeds the Indemnification Threshold, at which time the Luminant Indemnifying Party will be obligated to indemnify the Seller Indemnified Parties with respect to the aggregate amount of all Damages in excess of that Indemnification Threshold; provided, that the Indemnification Threshold shall not apply to (A) breaches of the covenants of Luminant or the Purchaser set forth in this Agreement to be performed after the Closing Date or (B) Damages arising out of the bad faith, willful misconduct, intentional fraud or gross negligence of the Luminant or the Purchaser, or (C) Damages for which insurance payments are available under Section 7.09, or (D) any Assumed Liabilities.

(c) The aggregate amount of the Seller Indemnifying Parties' liability under this Article VII shall not exceed ONE MILLION ONE HUNDRED FIFTY-TWO THOUSAND DOLLARS ($1,152,000), provided, that this Section 7.07(c) shall not apply to any Excluded Liabilities, Purchase Price Reduction, Additional Purchase Price Reduction or Contingent Fees, or to any breach of Section 5.12 or breach of Article X; and

(d) The aggregate amount of the Luminant Indemnifying Parties' liability under this Article VII shall not exceed ONE MILLION ONE HUNDRED FIFTY-TWO THOUSAND DOLLARS ($1,152,000), provided, that this Section 7.07(d) shall not apply to any Assumed Liabilities, Purchase Price Increase, Installment Shares or Contingent Fees, or to any breach of
        Section 5.12.

Section  7.08  REMEDIES.

(a) Except as provided in Section 7.08(b), the indemnification provided for in this Article VII shall (except as prohibited by ERISA) be the exclusive remedy against any Indemnifying Party.

(b) Notwithstanding anything herein to the contrary, Section 7.08(a) shall not limit the ability of a party to (A) seek injunctive relief for a breach of this Agreement, (B) seek relief for claims against any third party, (C) seek relief for breach of any of the provisions of Section
        4.03 (Representations and Warranties of the Seller and the Members to Luminant); Section 4.05(d) (Shares), Section 5.02 (Non-Disclosure; Confidentiality; Publicity), Section 5.06 (Notification of Certain Matters),Section 5.07 (Restrictions), Section 5.08 (Further Assurances);
        Section 5.10 (Non-Competition or Non-Disclosure Agreements or Covenants Binding on Employees or Independent Contractors of the Seller), Section
        5.11 (Contracts in Progress), Section 5.12 (Trademark; Use of Name),
        Section 5.16 (Stock Exchange Listing), Section 5.17 (Books and Records),
        Section 5.18 (Employment Matters), Section 5.20 (Reports Under Exchange
        Act), Section 5.21 (Tax Cooperation), Section 5.23 (Visa Applications) and Articles II, VII, VIII, X and XI of this Agreement, or (D) seek relief for breach of any Transaction Document.

Section 7.09 REDUCTION OF DAMAGES.To the extent any Damages are reduced by receipt of payment (A) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, or (B) from third parties not Affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) (such net payment being referred to herein as a "Reimbursement") shall be credited against such Damages; provided, however, the pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Damages.

Section 7.10 SUBROGATION. The Indemnifying Party shall be subrogated to the Indemnified Party's rights of recovery to the extent of any Damages satisfied by the Indemnifying Party for which the Indemnified Party has insurance available. The Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records of the Indemnified Party as necessary for that purpose.

Section 7.11 RIGHT TO SET OFF. The Purchaser and Luminant shall have the right, but not the obligation, to set off, in whole or in part, amounts finally determined under Article VII to be owed to a Luminant Indemnified Party against any Installment Shares that may become due and payable hereunder and the Escrowed Shares in accordance with the terms of the Escrow Agreement.

Section 7.12 [RESERVED]

Section 7.13 INDEMNIFICATION PAYMENT AS PURCHASE PRICE ADJUSTMENT. All payments made pursuant to this Article VII shall be treated as adjustments to the Purchase Price for Tax purposes.


                                  ARTICLE VIII

                               REGISTRATION RIGHTS

Section 8.01 SHELF REGISTRATION. If (A) any Installment Shares shall become issuable to the Seller or any Member, as the case may be, in accordance with
Section 2.07, (B) Luminant has on file with the SEC a shelf registration statement on Form S-3 (or successor or replacement form) under the Securities Act for Common Shares to be issued in a primary offering, from time to time, (C) the registration statement has been declared effective and no stop order has been issued with respect thereto, (D) in the opinion of Luminant, the registration statement and prospectus included therein, do not contain a material misstatement of fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading, (E) in the judgment of Luminant, there is no reason to suspend use of the prospectus due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which Luminant believes public disclosure will be prejudicial to Luminant, and (F) there are no other prohibitions at law to such issuance, Luminant shall deliver to the Seller or any Member, as the case may be, Installment Shares that have been registered under the Securities Act.

Section 8.02 PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing Date, whenever Luminant proposes to register any Common Stock for its own or others' account under the Securities Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by Luminant, (ii) registrations relating to employee benefit plans and (iii) registrations relating to rights offerings made to the stockholders of Luminant, Luminant shall give the Seller and each of the Members prompt written notice of its intent to do so. Upon the written request of the Seller or any Member given within thirty (30) days after receipt of such notice, Luminant shall cause to be included in such registration all of the Shares issued to the Seller or the Members pursuant to this Agreement which the Seller or such Member requests, provided that Luminant shall have the right to reduce the number of shares included in such registration if Luminant is advised by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 8.02 that the number of shares of Common Stock to be sold by all Persons other than Luminant is greater than the number of such shares of Common Stock which can be offered without adversely affecting the offering, in which event Luminant may reduce the number of Shares offered for the account of the Seller and the Members pro rata (based upon the number of Shares proposed to be sold by each Member) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by Luminant such reduction shall be made first by reducing the number of Shares to be sold by the Seller, the Members and other Persons (other than the Founding Stockholders, United Airlines, Young & Rubicam, Commonwealth Principals II, LLC (and its members) and Mr. Gil Marmol and their respective successors and assigns) on a pro rata basis, and next by reducing the shares of the Founding Stockholders, United Airlines, Young & Rubicam, Commonwealth Principals II, LLC (and its members) and Mr. Gil Marmol, and their respective successors and assigns in accordance with each of the applicable registration rights granted to those Persons prior to the date of this Agreement.

Section 8.03 REGISTRATION EXPENSES. All fees and expenses incident to Luminant's performance of or compliance with this Article VIII shall be borne by Luminant whether or not the registration statement becomes effective. Such fees and expenses shall include, without limitation, (A) all registration and filing fees (including, without limitation, fees and expenses (1) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (2) with respect to compliance with federal securities or blue sky laws (including, without limitation, fees and disbursements of counsel in connection with blue sky qualifications of the Shares under the laws of such jurisdictions as the managing underwriters may designate)), (B) printing expenses (including, without limitation, expenses of printing certificates for Shares in a form eligible for deposit with The Depositary Trust Company and of printing prospectuses if the printing of prospectuses is required), (C) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Seller and one special counsel for all the Members in connection with the registration, (v) fees and disbursements of all independent certified public accountants (including the expenses of any special audit and "comfort" letters required by or incident to such performance) and (vi) Securities Act liability insurance obtained by Luminant in its sole discretion.

Section 8.04 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 8.01 or 8.02 covering an underwritten registered public offering, Luminant and the Seller and each Member, as applicable, agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of Luminant's size and investment stature, including indemnification provisions and lock-up arrangements.

Section 8.05 AVAILABILITY OF RULE 144. Luminant shall not be obligated to register Shares held by the Seller or any Member at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the Securities Act are available to the Seller or any Member for such Shares.

Section 8.06 MARKET STANDOFF. In consideration of the granting to the Seller and the Members of the registration rights under this Article VIII, the Seller and each Member agrees that it and he will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, any Shares for a period of six (6) months following the Closing Date except for the Collar and transfers by the Seller to any Member.

                                   ARTICLE IX

                                   [RESERVED]



                                    ARTICLE X

                                 NON-COMPETITION

Section 10.01 PROHIBITED ACTIVITIES. As further consideration for the purchase and sale of the Shares and the other transactions contemplated by this Agreement, the Seller agrees as follows:

(a) The Seller will not, from the Closing Date through and until the end of the Restricted Period, directly or indirectly, promote, be employed by, lend money to, invest in, or engage in any Competing Business within the Market Area. That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as consultant to, any one or more Persons, directly or indirectly (as a partner, joint venture participant, stockholder (other that the Shares), member, independent contractor, representative or otherwise) that constitutes such a Competing Business. The Seller further agrees not to use, organize, incorporate, or otherwise create any business organization or Internet domain name using, any name confusingly similar to, "Luminant," "InterActive8," "New York Consulting Partners" or any other name under which Luminant or any Subsidiary does business, consistent with the provisions of this Article X. The Seller's use of the trademark "NYCP," any Logo and Internet domain name "nycp.com" shall be governed by
        Section 5.12, and compliance with Section 5.12 by the Seller shall not be a breach of the covenant in the preceding sentence.

(b) If, during the Restricted Period, the Seller is offered or desires to do business, whether alone or with any other Person, directly or indirectly, that involves activities similar to those conducted by Luminant or any of its Subsidiary, the Seller will inform Luminant in writing of such event, the identity of the other Person, if any, the Seller's proposed activities, and the proposed starting date. The Seller will also inform any other Person of the terms of this Article X. Luminant will analyze the proposed activities and make a good faith determination as to whether it would threaten Luminant's legitimate competitive interests. If Luminant, in its sole discretion, determines that the proposed activities would not pose an unacceptable threat to its interests, Luminant will notify the Seller that it does not object to such activities.

(c) During the Restricted Period, the Seller agrees that it will not, directly or indirectly, whether for itself or for, or on behalf of, any other Person solicit any Person who is, or was, within the Restricted Period, a customer or client of Luminant or any of its subsidiaries, including the Customers, or hire away or endeavor to entice away from Luminant or any of its Subsidiaries any officer, employee, consultant or any other Person whom Luminant or any of its Subsidiaries engage to perform services and including, but not limited to, any consultants, technicians, marketing personnel or sales representatives or any contractor, subcontractor, supplier, or vendor; or hire any Person whom Luminant or any of its Subsidiaries employs or employed within the prior twelve (12) months.

(d) The Seller agrees that Luminant and its Subsidiaries provide services both at its facilities and at the locations of its customers or clients and that, by the nature of its business and operations, its and their Market Area is worldwide.

(e) The Seller understands and agrees that the rights and obligations set forth in this Article X will continue and will survive through the Restricted Period.

Section 10.02 DAMAGES. Because of the difficulty of measuring economic losses to Luminant and its Subsidiaries as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Luminant and its Subsidiaries for which it would have no other adequate remedy, the Seller agrees that the foregoing covenant may be enforced by Luminant or any of its Subsidiary in the event of breach by the Seller, by injunctions and restraining orders.

Section 10.03 REASONABLE RESTRAINT.The parties agree that the foregoing covenants in this Article X impose a reasonable restraint on the Seller in light of the activities and business of Luminant and its Subsidiaries on the date of the execution of this Agreement and the current plans of Luminant; but it is also the intent of Luminant and the Seller that such covenants be construed and enforced in accordance with the changing activities and business of Luminant and its Subsidiaries throughout the Restricted Period.

Section 10.04 SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

Section 10.05 INDEPENDENT COVENANT. All of the covenants in this Article X shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Luminant against the Seller, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Luminant of such covenants. The parties expressly acknowledge that the terms and conditions of this Article X are independent of the terms and conditions of any other agreements including, but not limited to, any Employment Agreements entered into in connection with this Agreement. It is specifically agreed that the Restricted Period shall be computed by excluding from such computation any time during which the Seller is found by a court of competent jurisdiction to have been in violation of any provision of this Article X. The covenants contained in Article X shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

Section 10.06 MATERIALITY. The parties to this Agreement hereby agree that the covenants set forth in this Article X are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

Section 11.02 SPECIFIC ENFORCEMENT. The Seller and the Members, on the one hand, and the Purchaser and Luminant, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

Section 11.03 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto which are made a part hereof) and the other Transaction Documents contain the entire understanding of the parties with respect to the transactions contemplated hereby.

Section 11.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 11.05 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:


                      THE SELLER OR ANY MEMBER:

                             New York Consulting Partners, LLC
                             1370 Avenue of the Americas,
                             21st Floor
                             New York, New York 10019
                             Attn:  Elizabeth Haas-Edersheim, Managing Member
                             Facsimile:  (212) 974-9733 or (212) 769-4350

                      WITH COPIES TO:

                             Elizabeth Haas-Edersheim
                             2211 Broadway
                             No. 11G
                             New York, New York 10024
                             Facsimile:  (212) 769-4350

                             Skadden, Arps, Slate, Meagher & Flom
                             4 Times Square
                             New York, New York 10036
                             Attn:  Mark N. Kaplan, Esq.
                             Facsimile:  (917) 777-3800

                      PURCHASER OR LUMINANT:

                             Luminant Worldwide Corporation
                             13737 Noel Road
                             Dallas, Texas 75240
                             Attention:  Tom Bevivino
                             Facsimile:  (972) 488-7299

                      IN THE CASE OF NOTICE REQUIRED TO BE GIVEN BY THE MEMBERS' REPRESENTATIVE PURSUANT TO 2.06(F) OR 2.07(D), AS THE CASE MAY BE, ORIGINALS TO:

                             Luminant Worldwide Corporation
                             13737 Noel Road
                             Dallas, Texas 75240
                             Attention:  Corporate Controller
                             Facsimile:  (972) 581-7007

                      IN EACH CASE, WITH A COPY TO:

                             Wilmer, Cutler & Pickering:
                             2445 M Street, N.W.
                             Washington, D.C. 20037
                             Attention:  John B. Watkins, Esq.
                             Facsimile:  (202) 663-6363

                      MEMBERS' REPRESENTATIVE:

                             Elizabeth Haas-Edersheim
                             2211 Broadway
                             No. 11G
                             New York, New York 10024
                             Facsimile:  (212) 769-4350

                      WITH A COPY TO:

                             Skadden, Arps, Slate, Meagher & Flom
                             Attention: Mark N. Kaplan, Esq. (at New York address and facsimile number listed above)

or to such other address, facsimile number or telex number as any party may, from time to time, designate in a written notice given in a like manner. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given (A) as of next business day if given by overnight delivery service; (B) within three (3) days after deposit with the U.S. postal service if given by certified or registered mail return receipt requested; (C) on the same day if given by facsimile and electronic confirmation of delivery has been received, or (D) when actually received by the addressee if given by any other means. Notwithstanding anything to the contrary herein, all instructions that are provided to Luminant pursuant to Section 2.06(f)(ii) or 2.07(d)(ii), as the case may be, shall be given by certified or registered mail return receipt requested in accordance with the above notice provisions.

Section 11.06 AMENDMENTS. This Agreement may not be amended, modified or changed without the written agreement of all parties hereto. This Agreement or no provision hereof may be waived, or discharged without a written agreement signed by the party or parties against whom enforcement of any waiver or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

Section 11.07 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. None of the parties hereto may assign any of its or his rights and obligations under this Agreement without the prior written consent of the other parties hereto, except that the Purchaser may assign its rights and obligations hereunder to Luminant or any wholly-owned Subsidiary of Luminant, and the Seller may transfer any Shares subject to Section 5.07 of this Agreement to the Members or any Member.

Section 11.08 EXPENSES AND REMEDIES. All costs and expenses incurred in connection with this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, including, but not limited to, the fees and disbursements of each party's attorneys, accountants and other advisors, shall be borne by the party incurring such cost or expense, except that Luminant shall pay up to TWENTY-FIVE THOUSAND DOLLARS ($25,000) of legal fees of the Seller's counsel.

Section 11.09 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each of the Seller, the Members, the Purchaser and Luminant irrevocably submits to the personal exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and, to the extent permitted under applicable rules of procedure, agrees not to commence any action, suit or proceeding relating hereto except in such court). Each of the Seller, the Members, the Purchaser and Luminant agree that service of any process, summons, notice or document hand delivered or sent by registered mail to such party's respective address set forth in Section 11.05 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Seller, the Members, the Purchaser and Luminant irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

Section 11.10 THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

Section 11.11 MUTUAL DRAFTING. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

Section 11.12 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

SECTION  11.13 MEMBERS' REPRESENTATIVE.

(a) Each Member, by signing this Agreement, designates Elizabeth Haas-Edersheim or, in the event that Elizabeth Haas-Edersheim is unable or unwilling to serve, Robert Allen, to be the "Members' Representative" for purposes of this Agreement and the Escrow Agreement, and each of them accepts his or her appointment as the Members' Representative and covenants to act in accordance with the provisions of this Agreement and the Escrow Agreement applicable to the Members' Representative, and such Person's execution of this Agreement and the Escrow Agreement in her or his capacity as a Member shall also constitute such Person's execution and delivery of the relevant Agreement in the capacity of Members' Representative. The Members shall be bound by any and all actions taken by the Members' Representative on their behalf.

(b) The Purchaser and Luminant shall be entitled to rely upon any communication or writings given or executed by the Members' Representative. All notices to be sent to Members pursuant to this Agreement and the Escrow Agreement may be addressed to the Members' Representative and any notice so sent shall be deemed notice to all of the Members hereunder. The Members hereby consent and agree that the Members' Representative is authorized to accept notice on behalf of the Members pursuant hereto.

(c) Each Member hereby appoints and constitutes the Members' Representative and her or his successor such Member's true and lawful attorney-in-fact, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement and the Escrow Agreement in the absolute discretion of the Members' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Members hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Member, by operation of law, whether by such Member's death or any other event.

Section 11.14 BULK TRANSFER LAW. Each of the parties hereto waives compliance by the others with the provisions of the bulk transfer laws of New York and the provisions of any statute of any other state or jurisdiction regulating bulk sales or transfers which may be applicable to the sale of the Purchased Assets.

Section 11.15 GENDER AND NUMBER. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

Section 11.16 ARBITRATION. Excluding the right of a party to seek injunctive or other equitable relief or as otherwise provided in this Agreement, all claims (pursuant to federal or state statutes or by common law), controversies, differences or disputes between or among Luminant and the Purchaser, on the one hand, and the Seller and/or any Member, on the other hand, arising out of or relating to this Agreement or related or referenced Schedules or the alleged breach thereof including, but not limited to, indemnification claims under Sections 7.01 and/or 7.02 shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association. After an award is rendered by the arbitrator(s), a judgment may be entered in any court of competent jurisdiction. The arbitration shall occur in New York City, New York to the exclusion of all other locations. The arbitrators cannot add to or subtract from the terms of this Agreement. The parties agree that the arbitrators may include provisions for the payment of costs and expenses, including reasonable attorneys' fees as part of any ruling or award made thereunder. The parties acknowledge that arbitration shall be the sole, final, binding and exclusive remedy of the parties with respect to any matter for which arbitration is undertaken. In preparation for the arbitration process described herein, the parties shall be given at least one hundred twenty (120) days for discovery and each party may utilize all methods of discovery authorized by the procedural rules and statutes of the State of New York for civil litigation and may enforce the right to obtain such discovery in the manner provided by such rules and statutes.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the Seller, each Member, the Purchaser and Luminant have caused this Agreement to be duly executed as of the day and year first above written.



INTERACTIVE8, INC.                          LUMINANT WORLDWIDE
                                            CORPORATION

By:  /s/ CHRIS MESHGINPOOSH
     ----------------------
   Name:  Chris Meshginpoosh                By:  /s/ CHRIS MESHGINPOOSH
   Title:  Vice President of Finance             ----------------------
                                               Name:  Chris Meshginpoosh
                                               Title:  Vice President of Finance

NEW YORK CONSULTING PARTNERS, LLC


By:  /s/ ELIZABETH HAAS-EDERSHEIM           By:  /s/ ELIZABETH HAAS-EDERSHEIM
     ----------------------------                ----------------------------
   Name:  Elizabeth Haas-Edersheim             Name:  Elizabeth Haas-Edersheim
   Title:  Managing Member




By:  /s/ ROBERT ALLEN                       By:  /s/ GARY BADRICK
     ----------------                            ----------------
   Name: Robert Allen                          Name: Gary Badrick




By:  /s/ JOAN WILSON                        By:  FRANK SELDIN
     ---------------                             ------------
   Name: Joan Wilson                           Name: Frank Seldin



                       [SIGNATURES CONTINUED ON NEXT PAGE]

Elizabeth A. H. Edersheim Year 2000 Family Trust



By:  /s/ STEVEN EDERSHEIM
     --------------------
   Name:
         --------------------
   Title:
          ---------------------
















                                    73